Exhibit 99.1

3rd Quarter 2010

AIMCO
Apartment Investment and Management Company

Flamingo South Beach
Miami Beach, FL

Apartment Investment and Management Company
Announces Third Quarter 2010 Results
Denver, Colorado — October 29, 2010 — Apartment Investment and Management Company (NYSE: AIV) announced today its third quarter 2010 results.
Chairman and Chief Executive Officer Terry Considine comments: “Aimco’s business plan is straightforward: own and operate B/B+ quality apartments in the 20 largest U.S. markets to generate predictable returns for shareholders. Third quarter 2010 Conventional Same Store, Total Same Store and Total Portfolio net operating income were all higher than third in quarter 2009. Total Portfolio income is stable with full year 2010 Total Portfolio net operating income expected to be 1.0% to 1.5% higher than in 2009, and 0.5% to 1.0% higher than in 2008. Conventional Same Store operating margins continue to improve, reflecting our ongoing focus on providing excellent service to our customers, maintaining our properties and controlling our costs.”
Chief Financial Officer Ernie Freedman adds: “Third quarter Pro forma FFO of $0.40 per share exceeded the upper end of our guidance range by $0.04 per share, primarily as a result of better than expected operating results, driven in large part by a reduction in previously estimated real estate tax obligations due to successful appeals settled during the third quarter. We are pleased to see that the steps we have taken to simplify our business over the last several years are paying off, with just 0.1% of year-to-date Pro forma FFO generated by transactional activities and with a reduction in off-site costs, including G&A, of 14% year-to-date. Our balance sheet is sound. In July, we repaid our Term Debt in full, we have no property debt maturities during the balance of 2010, and we continue to make progress on refinancing 2011 to 2014 maturities. Aimco is rounding out 2010 with solid financial results, a strong balance sheet and a focus on future growth opportunities.”
Financial Results
Diluted Per Share Results

	THIRD QUARTER		YEAR-TO-DATE
	2010	2009	2010	2009
Earnings (loss) per share	$(0.25)	$(0.35)	$(0.75)	$(0.95)
Funds from Operations (FFO)	$0.42	$0.19	$1.07	$0.95
Add back Aimco’s share of operating real estate impairment losses	—	$0.22	$0.10	$0.35
Deduct Aimco’s share of preferred equity redemption related gains	$(0.02)	—	$(0.04)	$(0.01)
Pro forma Funds from Operations (Pro forma FFO)	$0.40	$0.41	$1.13	$1.29
Deduct Aimco’s share of capital replacements	$(0.14)	$(0.16)	$(0.38)	$(0.43)
Adjusted Funds From Operations (AFFO)	$0.26	$0.25	$0.75	$0.86
Net income (loss) — Net loss attributable to Aimco common stockholders for the quarter was $28.5 million, compared to net loss of $40.5 million for third quarter 2009. Third quarter 2010 net loss was less than third quarter 2009 primarily due to an increase of $12.6 million in net operating income of our properties included in continuing operations.
Funds from Operations — FFO is a non-GAAP financial measure defined in the glossary in Aimco’s Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $48.9 million, or $0.42 per share, compared to $22.3 million, or $0.19 per share, in third quarter 2009. Pro forma FFO, which represents FFO as prescribed by NAREIT but excludes operating real estate impairment losses (recoveries) and preferred equity redemption related gains, was $46.7 million, or $0.40 per share, compared to $47.4 million, or $0.41 per share, in third quarter 2009. Third quarter 2010 Pro forma FFO of $0.40 per share was $0.06 per share above the midpoint of Aimco’s guidance range primarily as a result of a reduction in previously estimated real estate tax obligations due to successful appeals during the third quarter, and lower than expected general and administrative expenses.

AIMCO 3rd Quarter 2010	Page 1

Property Operations
Property operating results discussed below represent Aimco’s Proportionate Share of reported amounts, which reflects property operating results adjusted for Aimco’s ownership in each property. This non-GAAP measure is defined in the Glossary.
Diversified Operating Portfolio — Aimco’s property operations consist primarily of Conventional, with some Affordable, real estate operations. Conventional real estate operations relate to Aimco’s diversified portfolio of market rate apartment communities and include Same Store Properties, Redevelopment Properties, and Other Properties. Conventional Property operations generated 87% of Aimco’s third quarter 2010 property net operating income (NOI). See Supplemental Schedules 7a and 7b for detailed information on Aimco’s Conventional real estate portfolio, including selected operating results.
Affordable real estate operations consist of Aimco’s portfolio of properties with rents that are generally paid, in whole or in part, by a government agency. Affordable properties tend to have more stable rents and higher occupancy than Conventional properties due to government rent payments and thus are less affected by market fluctuations. Affordable Property operations generated 13% of Aimco’s third quarter 2010 NOI.
Third Quarter Portfolio Operating Measures*

	THIRD QUARTER 2010
	% Aimco	Year-over-year Variance
	NOI	Revenue	Expenses	NOI
Conventional Same Store	76%	-0.1%	-4.2%	2.6%
Affordable Same Store	11%	3.1%	-0.5%	6.2%
Total Same Store	87%	0.3%	-3.6%	3.0%

Conventional Redevelopment	5%	6.8%	-4.2%	14.0%
Other Conventional	6%	-6.5%	-3.6%	-9.3%
Affordable Redevelopment	2%	12.5%	-12.5%	38.1%
Total Portfolio	100%	0.3%	-3.8%	3.2%
Year-to-Date Portfolio Operating Measures*

	YEAR-TO-DATE 2010
	% Aimco	Year-over-year Variance
	NOI	Revenue	Expenses	NOI
Conventional Same Store	69%	-0.8%	0.2%	-1.4%
Affordable Same Store	11%	2.4%	2.9%	2.1%
Total Same Store	80%	-0.3%	0.7%	-1.0%

Conventional Redevelopment	13%	6.7%	-5.3%	14.9%
Other Conventional	6%	-1.7%	2.4%	-5.6%
Affordable Redevelopment	1%	6.7%	-9.5%	21.6%
Total Portfolio	100%	0.5%	0.0%	0.9%

*
The information in these tables relates to properties that Aimco owns and manages, and are classified within continuing operations. Results exclude properties that Aimco owns but does not manage and properties classified within discontinued operations. To ensure comparability between periods, the year-over-year change in Revenue, Expenses and NOI in these tables is based on Aimco’s current period ownership. See the Glossary for additional information about the property categories included in these tables and Schedules 1 and 2 in the Supplemental Information for financial and statistical information for these portfolios.

AIMCO 3rd Quarter 2010	Page 2

Conventional Same Store Results — In third quarter 2010, the Conventional Same Store portfolio included 178 communities with 60,392 units, in which Aimco had a weighted average ownership of 92%.
Conventional Same Store Operating Measures

	THIRD QUARTER			THIRD QUARTER		YEAR-TO-DATE
	Year-over-year			Sequential		Year-over-year
	2010	2009	Variance	2nd Qtr	Variance	2010	2009	Variance
$ in millions except rent per unit
Average Daily Occupancy	96.0%	94.8%	1.2%	95.6%	0.4%	95.9%	93.6%	2.3%
Average Rent Per Unit	$1,024	$1,050	-2.5%	$1,024	0.0%	$1,012	$1,055	-4.1%

Revenue	$179.9	$180.1	-0.1%	$178.8	0.6%	$485.1	$489.1	-0.8%
Expenses	(68.4)	(71.5)	-4.2%	(68.4)	0.0%	(190.8)	(190.4)	0.2%
NOI	$111.5	$108.6	2.6%	$110.4	1.0%	$294.3	$298.7	-1.4%
Comparing Conventional Same Store results in third quarter 2010 with third quarter 2009, total revenue decreased $0.2 million, or 0.1%. The decrease in revenue was primarily the result of lower average rent, down 2.5% or $26 per unit, from $1,050 per unit to $1,024 per unit. Lower average rents were largely offset by higher average daily occupancy of 96.0% for third quarter 2010 compared to 94.8% for third quarter 2009.
New and renewal lease rates have steadily improved throughout the year. Rental rates on new leases during the quarter were 1.4% lower than expiring lease rates. By comparison, new lease rates were 7.0% below expiring lease rates in the first quarter and 2.3% below expiring lease rates in the second quarter. Year-to-date, new lease rates are on average 3.1% below expiring lease rates. Third quarter renewal rates were 1.5% higher than expiring lease rates. This compares to renewal rates that were 0.1% higher than expiring lease rates in the first quarter, and 1.9% higher than expiring lease rates in the second quarter. Year-to-date, renewal rates are on average 1.3% higher than expiring lease rates.
During third quarter 2010, Conventional Same Store expenses decreased $3.1 million or 4.2%, primarily as a result of a reduction in previously estimated real estate tax obligations due to successful appeals during the third quarter, and lower marketing costs. Refer to Supplemental Schedules 6a through 6c for additional details on Conventional Same Store operating results.
Affordable Same Store Results — In third quarter 2010, the Affordable Same Store portfolio included 164 communities with 19,779 units, in which Aimco had a weighted average ownership of 63%. For the third quarter 2010, average month-end occupancy for the affordable portfolio was 97.4%, an increase of 0.6% from third quarter 2009, while average rent per unit increased 2.7% from $773 to $794 per unit.
Portfolio
Aimco’s portfolio strategy focuses on B/B+ quality Conventional apartment communities located in the 20 largest U.S. markets, with a target capital allocation of 10% to Affordable apartment communities.
Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines A-quality assets as those with rents greater than 125% of local market average, B-quality assets as those with rents 90% to 125% of local market average and C-quality assets as those with rents less than 90% of local market average. For the second quarter 2010, the most recent period for which REIS information is available, Aimco’s Conventional Property rents averaged 101% of local market average rents.
For the third quarter 2010, average rents for the Conventional portfolio were $1,044 per unit, a 0.3% increase compared to third quarter 2009, primarily as a result of the sale of Conventional properties during 2009 with rents averaging 34% lower than the retained portfolio.

AIMCO 3rd Quarter 2010	Page 3

Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets as measured by total apartment value. Aimco believes these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. These target markets are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. In the execution of this strategy, Aimco expects to reduce its investment in markets outside the 20 largest markets and to increase its investment in the 20 largest markets through redevelopment and acquisitions. During third quarter 2010, net operating income generated by Conventional properties located in the 20 largest markets accounted for 83% of total Conventional Property net operating income, an increase of 1.4% compared to third quarter 2009.
In third quarter 2010, Aimco sold five Conventional properties and three Affordable properties with 1,069 and 432 units, respectively for $98.7 million in gross proceeds. Aimco’s share of net proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $27.4 million.
See Supplemental Schedules 7a and 7b for additional details regarding Aimco’s portfolio quality and capital allocation, and Supplemental Schedule 8 for additional details on disposition activity.
Balance Sheet and Liquidity

	AS OF SEPTEMBER 30, 2010
		% of Total	Weighted	Weighted Avg
	Amount	Leverage	Avg Maturity (Yrs)	Rate
Aimco leverage ($ in millions)
Aimco’s share of long-term, non-recourse property debt	$4,848.6	84%	7.8	5.47%
Aimco’s share of other borrowings	38.3	1%	n/a	6.27%
Subtotal debt	4,886.9	85%	7.8	5.48%

Preferred securities	762.2	13%	Perpetual	7.43%
Subtotal debt and preferred securities	5,649.1	98%	n/a	5.74%

Preferred stock called for redemption	101.0	2%	n/a	9.38%
Total leverage	$5,750.1	100%	n/a	5.81%
See Supplemental Schedules 4a and 4b for additional details about Aimco’s non-recourse property debt and Supplemental Schedule 5 for information related to Aimco’s preferred securities.
Aimco’s recourse debt at September 30, 2010, was limited to its revolving credit facility, which Aimco uses for working capital purposes and to secure letters of credit. At the end of third quarter, Aimco had no outstanding borrowings on its revolving credit facility and available capacity was $258.7 million, net of $41.3 million of letters of credit backed by the facility.
On September 29, 2010, Aimco amended its revolving credit facility to increase capacity from $180 million to $300 million and extend the facility maturity date from May 2012, inclusive of a one-year extension option, to May 2014, also inclusive of a one-year extension option. The amendment also provides for a decrease in the LIBOR floor on the facility’s floating interest rate, which at current LIBOR pricing effectively reduces the interest rate under the facility by 0.50%.
In connection with its revolving credit facility, Aimco is subject to Debt Service and Fixed Charge Coverage covenants, as defined in the Glossary. For third quarter 2010, Aimco’s Debt Service and Fixed Charge Coverage ratios were 1.58:1 and 1.34:1, compared to covenants in place during the quarter of 1.40:1 and 1.20:1, respectively, and second quarter 2010 ratios of 1.57:1 and 1.34:1. Aimco expects to remain in compliance with these covenants. Separately, Aimco’s third quarter EBITDA Coverage of Interest and EBITDA Coverage of Interest and Preferred Dividends ratios were 2.05:1 and 1.67:1, compared to second quarter 2010 ratios of 2.04:1 and 1.67:1, respectively.

AIMCO 3rd Quarter 2010	Page 4

On October 7, 2010, Aimco redeemed all outstanding shares of its 9.375% Class G Cumulative Preferred Stock at $25.00 per share plus accumulated and unpaid dividends thereon to the redemption date. In connection with the redemption, Aimco recognized a charge of $4.3 million, or $0.03 per diluted share, which will be reflected in fourth quarter 2010 net income and FFO. Aimco’s practice is to exclude preferred equity redemption related gains and charges from Pro forma FFO. As such, these charges are not reflected in Aimco’s fourth quarter or full year 2010 Pro forma FFO guidance, and will not be reflected in fourth quarter or full year 2010 Pro forma FFO results. The Class G Cumulative Preferred Stock redemption was funded primarily with proceeds from the September 7, 2010, issuance of 4,000,000 additional shares of Aimco’s 7.75% Class U Cumulative Preferred Stock.
2010 Outlook

	FOURTH QUARTER	FULL YEAR

Net loss per share	-$0.41 to -0.37	-$1.16 to -$1.12
Pro forma FFO per share	$0.34 to $0.38	$1.47 to $1.51
Conventional Same Store Operating Measures
Average daily occupancy	96.0% - 96.5%	96.0% - 96.5%
NOI change compared to same period 2009	0.5% to 1.5%	-1.0% to -0.5%
NOI change compared to third quarter 2010	-2.0% to -1.0%

Additional full year guidance updates:
Conventional Same Store Operating Measures
Revenue change compared to 2009		-0.5%
Expense change compared to 2009		0.0%
Total portfolio NOI change compared to 2009		1.0% to 1.5%
About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the 20 largest markets in the United States. Aimco is one of the country’s largest owners and operators of both conventional and affordable apartments, with 801 communities serving approximately 500,000 residents in 43 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact
Investor Relations 303-691-4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303-691-4327
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco’s website at the link http://www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.

AIMCO 3rd Quarter 2010	Page 5

Earnings Conference Call
Aimco’s third quarter 2010 earnings conference call will be held Friday, October 29, 2010, at 1:00 p.m. Eastern time.
Live Conference Call
Domestic Dial-In Number: 1-866-843-0890
International Dial-In Number: 1-412-317-9250
Passcode: 2788004
Conference Call Replay
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Passcode: 445130
The conference call replay will be available until 9:00 a.m. Eastern time on November 8, 2010.
Live and Replay Webcast: http://www.aimco.com/CorporateInformation/About/Financial/news.aspx
Glossary and Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. These measures are defined in the glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.
Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of fourth quarter and full year 2010 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties.
Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.

AIMCO 3rd Quarter 2010	Page 6

Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
REVENUES:
Rental and other property revenues	$282,595	$275,072	$845,620	$827,379
Asset management and tax credit revenues	9,707	10,325	23,560	32,469

Total revenues	292,302	285,397	869,180	859,848

OPERATING EXPENSES:
Property operating expenses	128,174	133,224	395,864	391,021
Investment management expenses	2,609	4,213	10,979	12,719
Depreciation and amortization	107,309	110,290	322,393	321,661
Provision for operating real estate impairment losses	287	66	287	1,635
General and administrative expenses	12,096	12,772	39,015	43,612
Other expenses, net	4,394	7,637	2,097	12,453

Total operating expenses	254,869	268,202	770,635	783,101

Operating income	37,433	17,195	98,545	76,747

Interest income	2,389	1,880	7,543	7,408
(Provision for) recovery of losses on notes receivable	(6)	1,233	(284)	(452)
Interest expense	(77,917)	(76,778)	(235,376)	(236,798)
Equity in losses of unconsolidated real estate partnerships	(15,522)	(3,658)	(10,571)	(7,507)
Impairment losses related to unconsolidated real estate partnerships	(131)	(362)	(1,259)	(1,273)
Gain on dispositions of unconsolidated real estate and other	924	2,805	5,440	18,156

Loss before income taxes and discontinued operations	(52,830)	(57,685)	(135,962)	(143,719)

Income tax benefit	4,649	2,725	12,018	7,674

Loss from continuing operations	(48,181)	(54,960)	(123,944)	(136,045)

Income from discontinued operations, net [1]	19,699	45,404	68,532	86,289

Net loss	(28,482)	(9,556)	(55,412)	(49,756)
Noncontrolling interests:
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	11,213	(19,342)	1,795	(24,764)
Net loss (income) attributable to preferred noncontrolling interests in Aimco Operating Partnership	84	(1,743)	(3,292)	(4,558)
Net loss attributable to common noncontrolling interests in Aimco Operating Partnership	2,263	3,139	6,644	8,597

Total noncontrolling interests	13,560	(17,946)	5,147	(20,725)

Net loss attributable to Aimco	(14,922)	(27,502)	(50,265)	(70,481)
Net income attributable to Aimco preferred stockholders	(13,576)	(12,988)	(36,626)	(37,631)
Net income attributable to participating securities	(2)	—	—	—

Net loss attributable to Aimco common stockholders	$(28,500)	$(40,490)	$(86,891)	$(108,112)

Weighted average common shares outstanding — basic and diluted	116,434	115,563	116,264	113,778

Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.36)	$(0.46)	$(1.12)	$(1.18)
Income from discontinued operations attributable to Aimco stockholders	0.11	0.11	0.37	0.23

Net loss attributable to Aimco common stockholders	$(0.25)	$(0.35)	$(0.75)	$(0.95)

AIMCO 3rd Quarter 2010	Page 7

Consolidated Statements of Operations (continued)
Notes to Consolidated Statements of Operations

[1]	Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Rental and other property revenues	$2,081	$45,126	$20,654	$170,309
Property operating expenses	(392)	(22,619)	(9,255)	(85,233)
Depreciation and amortization	(734)	(14,521)	(4,581)	(52,718)
Provision for operating real estate impairment losses	(1,142)	(26,298)	(9,263)	(40,712)
Other expenses, net	(720)	(2,266)	(470)	(7,859)

Operating loss	(907)	(20,578)	(2,915)	(16,213)
Interest income	83	85	186	278
Interest expense	(709)	(8,751)	(4,137)	(34,142)

Loss before gain on dispositions of real estate and income taxes	(1,533)	(29,244)	(6,866)	(50,077)
Gain on extinguishment of debt	—	259	—	259
Gain on dispositions of real estate	21,043	70,889	74,364	133,428
Income tax benefit	189	3,500	1,034	2,679

Income from discontinued operations, net	$19,699	$45,404	$68,532	$86,289

Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(5,298)	$(32,349)	$(21,900)	$(58,077)
Noncontrolling interests in Aimco Operating Partnership	(1,074)	(914)	(3,242)	(2,061)

Total noncontrolling interests	(6,372)	(33,263)	(25,142)	(60,138)

Aimco	$13,327	$12,141	$43,390	$26,151

AIMCO 3rd Quarter 2010	Page 8

Consolidated Balance Sheets
(in thousands) (unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Buildings and improvements	$7,419,643	$7,242,051
Land	2,166,213	2,148,389
Accumulated depreciation	(2,900,467)	(2,595,049)

Net real estate	6,685,389	6,795,391
Cash and cash equivalents	145,062	81,260
Restricted cash	216,369	218,981
Accounts receivable	48,131	59,822
Accounts receivable from affiliates	11,038	23,744
Deferred financing costs	49,958	50,807
Notes receivable from unconsolidated real estate partnerships	12,427	14,295
Notes receivable from non-affiliates	128,381	125,269
Investment in unconsolidated real estate partnerships	79,256	105,324
Other assets	180,592	185,890
Deferred income tax asset, net	55,290	42,015
Assets held for sale	5,179	203,670

Total assets	$7,617,072	$7,906,468

LIABILITIES AND EQUITY
Non-recourse property tax-exempt bond financing	$548,502	$574,926
Non-recourse property loans payable	4,940,829	4,823,165
Term loans	—	90,000
Other borrowings	53,231	53,057

Total indebtedness	5,542,562	5,541,148
Accounts payable	23,879	29,819
Accrued liabilities and other	289,429	286,326
Deferred income	152,533	179,433
Security deposits	35,833	34,491
Liabilities related to assets held for sale	6,491	183,892

Total liabilities	6,050,727	6,255,109

Preferred noncontrolling interests in Aimco Operating Partnership	83,537	86,656
Preferred stock subject to repurchase agreement	20,000	30,000

Equity:
Perpetual preferred stock	758,601	660,500
Class A Common Stock	1,170	1,165
Additional paid-in capital	3,076,772	3,072,665
Accumulated other comprehensive loss	(4,455)	(1,138)
Notes due on common stock purchases	(805)	(1,392)
Distributions in excess of earnings	(2,637,513)	(2,492,082)

Total Aimco equity	1,193,770	1,239,718

Noncontrolling interests in consolidated real estate partnerships	301,119	316,177
Common noncontrolling interests in Aimco Operating Partnership	(32,081)	(21,192)

Total equity	1,462,808	1,534,703

Total liabilities and equity	$7,617,072	$7,906,468

AIMCO 3rd Quarter 2010	Page 9

AIMCO 3rd Quarter 2010

SUPPLEMENTAL INFORMATION

AIMCO

Apartment Investment and Management Company

Page

3	Schedule 1a	—	Funds From Operations (3Q 2010 v. 3Q 2009)

5	Schedule 1b	—	Funds From Operations (YTD 3Q 2010 v. YTD 3Q 2009)

7	Schedule 2	—	Portfolio Summary

8	Schedule 3	—	Net Asset Value Supplemental Information

10	Schedule 4	—	Non-recourse Property Debt Information

12	Schedule 5	—	Share Data

13	Schedule 6a	—	Conventional Same Store Operating Results (3Q 2010 v. 3Q 2009)

14	Schedule 6b	—	Conventional Same Store Operating Results (3Q 2010 v. 2Q 2010)

15	Schedule 6c	—	Conventional Same Store Operating Results (YTD 3Q 2010 v. YTD 3Q 2009)

16	Schedule 7a	—	Total Conventional Portfolio Data by Market (3Q 2010 v. 3Q 2009)

17	Schedule 7b	—	Total Conventional Portfolio Data by Market (2Q 2010)

18	Schedule 8	—	Property Sales and Acquisition Activity

19	Schedule 9	—	Capital Additions

20	Glossary and Reconciliations

AIMCO 3rd Quarter 2010	Page 2

Supplemental Schedule 1 (a)

Funds From Operations	(page 1 of 2)
Three Months Ended September 30, 2010 Compared to Three Months Ended September 30, 2009 (in thousands) (unaudited)

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$197,591	$—	$(17,453)	$180,138	$197,813	$—	$(16,543)	$181,270
Affordable Same Store	43,249	376	(13,396)	30,229	39,058	402	(10,176)	29,284

Total Same Store	240,840	376	(30,849)	210,367	236,871	402	(26,719)	210,554
Conventional Redevelopment	12,661	—	(459)	12,202	11,848	—	(425)	11,423
Other Conventional	18,075	1,196	(2,020)	17,251	18,256	1,235	(1,739)	17,752
Other Affordable	10,363	1,987	(5,396)	6,954	6,982	948	(2,046)	5,884
Property management revenues, primarily from affiliates	656	(151)	1,999	2,504	1,115	(140)	1,302	2,277

Total rental and other property revenues	282,595	3,408	(36,725)	249,278	275,072	2,445	(29,627)	247,890

Property operating expenses
Conventional Same Store	75,294	—	(6,982)	68,312	78,742	—	(6,986)	71,756
Affordable Same Store	20,070	199	(6,758)	13,511	18,523	204	(5,161)	13,566

Total Same Store	95,364	199	(13,740)	81,823	97,265	204	(12,147)	85,322
Conventional Redevelopment	4,488	—	(183)	4,305	4,697	—	(203)	4,494
Other Conventional	9,000	655	(942)	8,713	9,530	836	(1,121)	9,245
Other Affordable	5,409	1,150	(3,133)	3,426	4,589	444	(1,893)	3,140
Casualties	2,702	(5)	367	3,064	4,437	57	(302)	4,192
Property management expenses	11,211	—	—	11,211	12,706	—	—	12,706

Total property operating expenses	128,174	1,999	(17,631)	112,542	133,224	1,541	(15,666)	119,099

Net real estate operations	154,421	1,409	(19,094)	136,736	141,848	904	(13,961)	128,791

Amortization of deferred tax credit income	7,157	—	—	7,157	7,883	—	—	7,883
Asset management revenues	48	(67)	866	847	569	—	424	993
Transaction revenues [1]	2,502	—	10	2,512	1,873	—	—	1,873

Total asset management and tax credit revenues	9,707	(67)	876	10,516	10,325	—	424	10,749

Investment management expenses	(2,609)	—	—	(2,609)	(4,213)	—	—	(4,213)
Depreciation and amortization related to non-real estate assets	(3,528)	(1)	62	(3,467)	(4,237)	(2)	57	(4,182)
General and administrative expenses	(12,096)	(7)	154	(11,949)	(12,772)	(8)	709	(12,071)
Other income (expense), net	(4,394)	(6,070)	6,965	(3,499)	(7,637)	(1,867)	5,846	(3,658)
Interest income	2,389	(55)	689	3,023	1,880	(26)	621	2,475
(Provision for) recovery of losses on notes receivable	(6)	—	(201)	(207)	1,233	—	(1,877)	(644)
Interest expense	(77,917)	(702)	10,493	(68,126)	(76,778)	(336)	8,838	(68,276)
Gain on disposition of non-depreciable assets	—	—	—	—	2,910	—	—	2,910
Income tax benefit	4,651	—	—	4,651	3,410	—	—	3,410
Discontinued operations, net of non-FFO items	480	—	(93)	387	12,423	—	(1,453)	10,970
Preferred dividends and distributions	(15,257)	—	—	(15,257)	(14,731)	—	—	(14,731)
Preferred redemption related amounts	1,765	—	—	1,765	—	—	—	—
Operating real estate impairment losses, net of related income tax benefit	(173)	(9,826)	10,696	697	(29,990)	—	2,637	(27,353)
Common noncontrolling interests in Aimco Operating Partnership	(3,525)	—	—	(3,525)	(1,805)	—	—	(1,805)
Amounts allocated to participating securities	(193)	—	—	(193)	(85)	—	—	(85)

Funds From Operations	53,715	(15,319)	10,547	48,943	21,781	(1,335)	1,841	22,287

Operating real estate impairment losses, net	173	9,826	(10,696)	(697)	29,990	—	(2,637)	27,353
Preferred redemption related gains	(1,765)	—	—	(1,765)	—	—	—	—
Noncontrolling interests in Aimco Operating Partnership	172	—	—	172	(2,042)	—	—	(2,042)
Amounts allocated to participating securities	12	—	—	12	(200)	—	—	(200)

Pro forma Funds From Operations	$52,307	$(5,493)	$(149)	$46,665	$49,529	$(1,335)	$(796)	$47,398

		Weighted average shares — diluted FFO		116,730		Weighted average shares — diluted FFO		115,575

		Per Share:				Per Share:
		Funds From Operations		$0.42		Funds From Operations		$0.19
		Pro forma Funds From Operations		$0.40		Pro forma Funds From Operations		$0.41

AIMCO 3rd Quarter 2010	Page 3

Supplemental Schedule 1 (a) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)
Three Months Ended September 30, 2010 Compared to Three Months Ended September 30, 2009
(in thousands) (unaudited)

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Pro Forma Funds From Operations	$52,307	$(5,493)	$(149)	$46,665	$49,529	$(1,335)	$(796)	$47,398

Adjustments related to continuing operations:
Depreciation and amortization	(107,309)	(2,492)	12,324	(97,477)	(110,290)	(2,865)	12,584	(100,571)
Depreciation and amortization related to non-real estate assets	3,528	1	(62)	3,467	4,237	2	(57)	4,182
Provision for operating real estate impairment losses	(287)	—	—	(287)	(66)	—	—	(66)
Income tax expense on real estate impairment losses	—	—	—	—	(737)	—	—	(737)
Gain on dispositions of and impairments related to unconsolidated entities and other	793	(7,538)	4,304	(2,441)	2,443	540	(177)	2,806
Income tax expense on gain on dispositions of real estate related to unconsolidated entities	(2)	—	—	(2)	(285)	—	—	(285)
Gain on dispositions of non-depreciable assets and other	—	—	—	—	(2,910)	—	—	(2,910)

Adjustments related to discontinued operations:
Depreciation and amortization	(734)	—	193	(541)	(14,521)	—	2,054	(12,467)
Depreciation and amortization related to non-real estate assets	2	—	(1)	1	68	—	(13)	55
Provision for operating real estate impairment losses	(1,142)	—	899	(243)	(26,298)	—	2,673	(23,625)
Gain on dispositions of real estate	21,043	—	(6,295)	14,748	70,889	—	(35,610)	35,279
Income tax benefit arising from disposals	48	—	—	48	3,181	—	—	3,181

Total adjustments	$(84,060)	$(10,029)	$11,362	$(82,727)	$(74,289)	$(2,323)	$(18,546)	$(95,158)

Noncontrolling interests in Aimco Operating Partnership’s share of adjustments	5,616	—	—	5,616	6,985	—	—	6,985
Amounts allocable to participating securities	181	—	—	181	285	—	—	285
Preferred redemption related gains	1,765	—	—	1,765	—	—	—	—
Equity in losses of unconsolidated real estate partnerships	(15,222)	15,222	—	—	(3,658)	3,658	—	—
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	11,213	—	(11,213)	—	(19,342)	—	19,342	—

Net loss attributable to Aimco common stockholders	$(28,500)	$—	$—	$(28,500)	$(40,490)	$—	$—	$(40,490)

Notes

[1]	Transaction revenues consisted of the following:

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
	2010	2009
Transaction revenues
Promotes	$2,376	$—
Other GP transactional fees	126	1,873

Total transaction revenues	$2,502	$1,873

AIMCO 3rd Quarter 2010	Page 4

Supplemental Schedule 1 (b)

Funds From Operations	(page 1 of 2)
Nine Months Ended September 30, 2010 Compared to Nine Months Ended September 30, 2009
(in thousands) (unaudited)

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$590,714	$—	$(52,282)	$538,432	$593,683	$—	$(52,216)	$541,467
Affordable Same Store	128,589	1,115	(39,869)	89,835	116,656	1,189	(30,250)	87,595

Total Same Store	719,303	1,115	(92,151)	628,267	710,339	1,189	(82,466)	629,062
Conventional Redevelopment	37,884	—	(1,344)	36,540	33,460	—	(1,199)	32,261
Other Conventional	54,659	3,543	(6,044)	52,158	55,345	4,361	(5,943)	53,763
Other Affordable	31,079	6,267	(18,647)	18,699	24,137	3,045	(9,112)	18,070
Property management revenues, primarily from affiliates	2,695	(518)	5,938	8,115	4,098	(470)	5,097	8,725

Total rental and other property revenues	845,620	10,407	(112,248)	743,779	827,379	8,125	(93,623)	741,881

Property operating expenses
Conventional Same Store	231,066	—	(21,195)	209,871	232,724	—	(21,485)	211,239
Affordable Same Store	62,040	647	(20,980)	41,707	55,504	680	(15,703)	40,481

Total Same Store	293,106	647	(42,175)	251,578	288,228	680	(37,188)	251,720
Conventional Redevelopment	13,200	—	(568)	12,632	13,904	—	(601)	13,303
Other Conventional	27,869	2,232	(3,034)	27,067	27,213	2,848	(2,957)	27,104
Other Affordable	16,609	3,788	(11,142)	9,255	13,172	1,632	(5,568)	9,236
Casualties	9,711	21	754	10,486	8,874	79	(754)	8,199
Property management expenses	35,369	—	—	35,369	39,630	—	—	39,630

Total property operating expenses	395,864	6,688	(56,165)	346,387	391,021	5,239	(47,068)	349,192

Net real estate operations	449,756	3,719	(56,083)	397,392	436,358	2,886	(46,555)	392,689

Amortization of deferred tax credit income	20,818	—	—	20,818	23,628	—	—	23,628
Asset management revenues	345	(67)	2,507	2,785	1,917	—	1,177	3,094
Transaction revenues [1]	2,397	—	427	2,824	6,924	—	—	6,924

Total asset management and tax credit revenues	23,560	(67)	2,934	26,427	32,469	—	1,177	33,646

Investment management expenses	(10,979)	—	—	(10,979)	(12,719)	—	—	(12,719)
Depreciation and amortization related to non-real estate assets	(11,326)	(4)	193	(11,137)	(12,419)	(6)	169	(12,256)
General and administrative expenses	(39,015)	(14)	1,040	(37,989)	(43,612)	1	2,341	(41,270)
Other income (expense), net	(2,097)	(4,029)	7,481	1,355	(12,453)	(4,903)	13,970	(3,386)
Interest income	7,543	(140)	1,683	9,086	7,408	51	2,128	9,587
Provision for losses on notes receivable	(284)	—	(1,554)	(1,838)	(452)	—	(927)	(1,379)
Interest expense	(235,376)	(2,124)	32,205	(205,295)	(236,798)	(1,700)	26,836	(211,662)
Gain on disposition of non-depreciable assets	—	—	—	—	6,783	—	—	6,783
Income tax benefit	12,028	—	—	12,028	7,141	—	—	7,141
Discontinued operations, net of non-FFO items	7,036	—	59	7,095	45,165	—	(6,490)	38,675
Preferred dividends and distributions	(44,462)	—	—	(44,462)	(43,838)	—	—	(43,838)
Preferred redemption related amounts	4,544	—	—	4,544	1,649	—	—	1,649
Operating real estate impairment losses, net of related income tax benefit	(13,176)	(9,826)	11,788	(11,214)	(46,339)	—	2,469	(43,870)
Common noncontrolling interests in Aimco Operating Partnership	(9,247)	—	—	(9,247)	(9,152)	—	—	(9,152)
Amounts allocated to participating securities	(537)	—	—	(537)	(787)	—	—	(787)

Funds From Operations	137,968	(12,485)	(254)	125,229	118,404	(3,671)	(4,882)	109,851

Operating real estate impairment losses, net	13,176	9,826	(11,788)	11,214	46,339	—	(2,469)	43,870
Preferred redemption related gains	(4,544)	—	—	(4,544)	(1,649)	—	—	(1,649)
Noncontrolling interests in Aimco Operating Partnership	(464)	—	—	(464)	(3,168)	—	—	(3,168)
Amounts allocated to participating securities	(33)	—	—	(33)	(352)	—	—	(352)

Pro forma Funds From Operations	$146,103	$(2,659)	$(12,042)	$131,402	$159,574	$(3,671)	$(7,351)	$148,552

		Weighted average shares — diluted FFO		116,574		Weighted average shares — diluted FFO		115,395

		Per Share:				Per Share:
		Funds From Operations		$1.07		Funds From Operations		$0.95
		Pro forma Funds From Operations		$1.13		Pro forma Funds From Operations		$1.29

AIMCO 3rd Quarter 2010	Page 5

Supplemental Schedule 1 (b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)
Nine Months Ended September 30, 2010 Compared to Nine Months Ended September 30, 2009
(in thousands) (unaudited)

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Pro Forma Funds From Operations	$146,103	$(2,659)	$(12,042)	$131,402	$159,574	$(3,671)	$(7,351)	$148,552

Adjustments related to continuing operations:
Depreciation and amortization	(322,393)	(4,603)	38,225	(288,771)	(321,661)	(4,269)	33,994	(291,936)
Depreciation and amortization related to non-real estate assets	11,326	4	(193)	11,137	12,419	6	(169)	12,256
Provision for operating real estate impairment losses	(287)	—	—	(287)	(1,635)	—	—	(1,635)
Income tax benefit on real estate impairment losses	—	—	—	—	2,620	—	—	2,620
Gain on dispositions of and impairments related to unconsolidated entities and other	4,181	(3,313)	(2,234)	(1,366)	16,883	427	350	17,660
Income tax (expense) benefit on gain on dispositions of real estate related to unconsolidated entities	(10)	—	—	(10)	453	—	—	453
Gain on dispositions of non-depreciable assets and other	—	—	—	—	(6,783)	—	—	(6,783)

Adjustments related to discontinued operations:
Depreciation and amortization	(4,581)	—	1,011	(3,570)	(52,718)	—	5,836	(46,882)
Depreciation and amortization related to non-real estate assets	29	—	22	51	256	—	5	261
Provision for operating real estate impairment losses	(9,263)	—	899	(8,364)	(40,712)	—	1,593	(39,119)
Gain on dispositions of real estate	74,364	—	(23,893)	50,471	133,428	—	(59,022)	74,406
Income tax benefit (expense) arising from disposals	948	—	—	948	(1,671)	—	—	(1,671)

Total adjustments	$(245,686)	$(7,912)	$13,837	$(239,761)	$(259,121)	$(3,836)	$(17,413)	$(280,370)

Noncontrolling interests in Aimco Operating Partnership’s share of adjustments	16,354	—	—	16,354	20,918	—	—	20,918
Amounts allocable to participating securities	570	—	—	570	1,139	—	—	1,139
Preferred stock redemption related gains	4,544	—	—	4,544	1,649	—	—	1,649
Equity in losses of unconsolidated real estate partnerships	(10,571)	10,571	—	—	(7,507)	7,507	—	—
Net income attributable to noncontrolling interests in consolidated real estate partnerships	1,795	—	(1,795)	—	(24,764)	—	24,764	—

Net loss attributable to Aimco common stockholders	$(86,891)	$—	$—	$(86,891)	$(108,112)	$—	$—	$(108,112)

Notes

[1]	Transaction revenues consisted of the following:

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2010	2009
Transaction revenues
Promotes	$2,727	$1,549
Other GP transactional fees	2,089	5,193
Tax credit syndication fees	(2,419)	182

Total transaction revenues	$2,397	$6,924

AIMCO 3rd Quarter 2010	Page 6

Supplemental Schedule 2
Portfolio Summary
As of September 30, 2010
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Owned Real Estate Portfolio:
Conventional Same Store	178	60,392	55,344	92%
Affordable Same Store	164	19,779	12,490	63%

Total Same Store	342	80,171	67,834	85%

Conventional Redevelopment	12	4,350	4,163	96%
Other Conventional	36	5,938	4,343	73%
Other Affordable	87	9,318	2,741	29%
Conventional Held for Sale	1	164	87	53%

Total owned real estate portfolio	478	99,941	79,168	79%

Total Conventional owned real estate portfolio	227	70,844	63,937	90%

Total Affordable owned real estate portfolio	251	29,097	15,231	52%

Fee-Managed Portfolio:
Property-Managed for third parties	16	1,613
Asset-Managed	307	25,744

Total fee-managed portfolio	323	27,357

Total Portfolio	801	127,298

AIMCO 3rd Quarter 2010	Page 7

Supplemental Schedule 3

Net Asset Value Supplemental Information	(page 1 of 2)
(in thousands) (unaudited)
Aimco’s principal financial objective is to increase long-term stockholder value, one measure of which is Net Asset Value (NAV), which is the estimated fair value of assets, net of debt and preferred equity. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the supplemental information provided below.
Trailing Twelve Month Net Operating Income Data

	Proportionate Net Operating Income
	Conventional Same		Conventional
	Store and Other	Affordable	Redevelopment	Total
Rental and other property revenues	$786,661	$143,775	$48,470	$978,906
Property operating expenses	(315,174)	(68,352)	(16,962)	(400,488)

Property NOI	471,487	75,423	31,508	578,418

Assumed property management fee (3.5% of revenues)	(27,533)	(5,032)	(1,696)	(34,261)

Property NOI net of assumed property management fee	$443,954	$70,391	$29,812	$544,157

Proportionate Balance Sheet Data
As of September 30, 2010

		Proportionate
	Consolidated	Share of		Proportionate
	GAAP	Unconsolidated	Noncontrolling	Balance
	Balance Sheet	Partnerships	Interests	Sheet
Assets
Real estate	$9,585,856	$80,197	$(1,138,440)	$8,527,613
Accumulated depreciation	(2,900,467)	(24,941)	514,210	(2,411,198)

Net real estate [1]	6,685,389	55,256	(624,230)	6,116,415

Cash and cash equivalents	145,062	2,875	(27,429)	120,508
Restricted cash	216,369	7,584	(45,012)	178,941
Accounts receivable	59,169	462	(11,264)	48,367
Notes receivable [2]	140,808	—	56,431	197,239
Investment in unconsolidated real estate partnerships [3]	79,256	(17,847)	(53,982)	7,427
Deferred financing costs [4]	49,958	373	(8,746)	41,585
Goodwill [4]	68,414	—	—	68,414
Investment in management contracts [4]	1,049	—	—	1,049
Other assets	166,419	1,087	(21,271)	146,235
Assets held for sale	5,179	—	(880)	4,299

Total assets	$7,617,072	$49,790	$(736,383)	$6,930,479

Liabilities and Equity
Non-recourse property debt	$5,489,331	$35,220	$(675,954)	$4,848,597
Term loans and credit facility	—	—	—	—
Other borrowings	53,231	1,921	(16,893)	38,259
Deferred income [5]	152,533	79	159	152,771
Other liabilities	349,141	12,570	(140,328)	221,383
Liabilities related to assets held for sale	6,491	—	(3,002)	3,489

Total liabilities	6,050,727	49,790	(836,018)	5,264,499

Preferred noncontrolling interests in Aimco Operating Partnership [6]	83,537	—	—	83,537
Preferred stock subject to repurchase agreement [6]	20,000	—	—	20,000
Perpetual preferred stock [6]	758,601	—	—	758,601
Other Aimco equity	435,169	—	400,754	835,923
Noncontrolling interests in consolidated real estate partnerships	301,119	—	(301,119)	—
Common noncontrolling interests in Aimco Operating Partnership	(32,081)	—	—	(32,081)

Total liabilities and equity	$7,617,072	$49,790	$(713,169)	$6,930,479

AIMCO 3rd Quarter 2010	Page 8

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information	(page 2 of 2)
(in thousands) (unaudited)

[1]
Net real estate includes Lincoln Place and Pacific Bay Vistas (formerly Treetops), which are predominantly vacant and have September 30, 2010, net book values of $149.2 million and $35.9 million, respectively, or $185.1 million in total. Aimco refers to these properties collectively as part of its redevelopment pipeline.

[2]
Aimco has notes receivable from consolidated partnerships that are eliminated in the GAAP balance sheet. The noncontrolling partners’ share of amounts payable to Aimco pursuant to those notes is added to the GAAP-based amounts to arrive at the proportionate balance presented.

[3]
Aimco’s internal NAV estimate is computed based on Aimco’s share of NOI and as such takes into account Aimco’s share of NOI attributable to unconsolidated partnerships. For this reason, investment in unconsolidated real estate partnerships is excluded from non-real estate assets in Aimco’s internal NAV computation.

[4]
Deferred financing costs, goodwill and investment in management contracts represent non-tangible assets for which cash has already been paid by Aimco. As such, these amounts are excluded from Aimco’s internal NAV computation.

[5]
Deferred income consists primarily of cash contributions received in connection with Aimco’s tax credit activities, which are deferred upon receipt and amortized into earnings in future periods as the tax credits and related tax benefits are delivered to the tax credit investors. Certain of Aimco’s tax credit arrangements provide for contributions to be made in installments, which contributions are not reflected in Aimco’s consolidated financial statements until such time as the contributions are received.

Deferred income, including deferred tax credit income, represents a non-cash obligation, the amortization of which represents non-cash income in future periods. These non-cash liabilities and related income streams are excluded from Aimco’s internal estimates of NAV. However, amortization of deferred tax credit income is included in net income and, as such, FFO. Projected amortization of deferred tax credit contributions received and to be received is presented below.

September 30, 2010
Deferred tax credit income balance	$104,675
Contributions to be received in the future	65,250

Total to be amortized	$169,925

	Amortization of	Estimated	Projected
	Deferred Income	Income Taxes	Income, net of tax

Q4 2010	$6,632	$(2,586)	$4,046
2011	25,420	(9,914)	15,506
2012	25,459	(9,929)	15,530
2013	25,128	(9,800)	15,328
2014	24,200	(9,438)	14,762
Thereafter	63,086	(24,603)	38,483

Total	$169,925	$(66,270)	$103,655

[6]
Aimco’s internal NAV computation includes Preferred noncontrolling interests in Aimco Operating Partnership, Preferred stock subject to repurchase agreement and Perpetual preferred stock as a reduction of NAV attributable to Aimco common stockholders. See Schedule 5.

AIMCO 3rd Quarter 2010	Page 9

Supplemental Schedule 4(a)
Non-recourse Property Debt Information
As of September 30, 2010
(dollars in thousands) (unaudited)
Property Debt Balances and Characteristics

		Proportionate			Weighted
		Share of			Average	Weighted
		Unconsolidated	Noncontrolling	Total Aimco	Maturity	Average
Debt	Consolidated	Partnerships	Interests	Share	(years)	Rate

Conventional Portfolio:
Fixed rate loans payable	$4,296,598	$—	$(397,934)	$3,898,664	7.0	6.08%
Floating rate loans payable [1]	77,531	—	(8,079)	69,452	2.1	1.63%

Total property loans payable	4,374,129	—	(406,013)	3,968,116	6.9	6.00%

Fixed rate tax-exempt bonds	52,075	—	(3,338)	48,737	10.1	6.75%
Floating rate tax-exempt bonds [1]	278,872	—	(5,242)	273,630	5.7	0.67%

Total property tax-exempt bond financing	330,947	—	(8,580)	322,367	6.4	1.63%

Total Conventional portfolio	4,705,076	—	(414,593)	4,290,483	6.8	5.69%

Affordable Portfolio:
Fixed rate loans payable	535,681	33,647	(225,744)	343,584	14.2	4.77%
Floating rate loans payable	31,019	9	(17,502)	13,526	8.0	3.33%

Total property loans payable	566,700	33,656	(243,246)	357,110	13.8	4.69%

Fixed rate tax-exempt bonds	90,738	1,564	(18,115)	74,187	23.1	4.96%
Floating rate tax-exempt bonds [1]	126,817	—	—	126,817	5.1	1.19%

Total property tax-exempt bond financing	217,555	1,564	(18,115)	201,004	12.6	2.77%

Total Affordable portfolio	784,255	35,220	(261,361)	558,114	13.5	4.15%

Total non-recourse property debt	$5,489,331	$35,220	$(675,954)	$4,848,597	7.8	5.47%

[1]
Floating rate debt presented above includes $307.2 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At September 30, 2010, the carrying amount of this debt totaled $288.7 million, after recognition of changes in the debt’s fair value.

Aimco Share Property Debt

					% of Floating
	Amount	% of Total		Amount	Rate Debt
Fixed rate debt	$4,365,172	90%	Floating rate tax-exempt bonds	$400,447	83%
Floating rate debt	483,425	10%	Floating rate loans payable	82,978	17%

Total	$4,848,597		Total	$483,425

				Maturities as
				a Percent	Average Rate on
	Amortization	Maturities	Total	of Total Debt	Maturing Debt
2010 Q4	$19,819	$—	$19,819	—	—

2011 Q1	19,582	3,341	22,923	0.07%	5.40%
2011 Q2 [2]	20,412	90,395	110,807	1.86%	5.68%
2011 Q3	19,822	—	19,822	—	—
2011 Q4	20,965	11,193	32,158	0.23%	4.87%

Total 2011	80,781	104,929	185,710	2.16%	5.58%

2012 [3]	83,002	461,069	544,071	9.51%	2.70%
2013	78,463	472,663	551,126	9.75%	5.81%
2014	76,749	354,660	431,409	7.31%	5.40%
2015	73,756	367,094	440,850	7.57%	5.35%
2016	67,329	415,406	482,735	8.57%	5.61%
2017	60,020	442,198	502,218	9.12%	5.95%
2018	56,125	73,383	129,508	1.51%	6.09%
2019	47,024	500,500	547,524	10.32%	6.00%
2020	37,640	361,339	398,979	7.45%	6.43%
Thereafter	247,218	367,430	614,648	7.58%	4.95%

Total	$927,926	$3,920,671	$4,848,597

[2]	2011 maturities include $79.4 million that is rate-locked for refinance.

[3]
2012 maturities include approximately $278.0 million of debt ($260.0 million at carrying amount) subject to total return swaps for which the swap maturity dates are in 2012 and the related debt maturities are beyond 2012.

AIMCO 3rd Quarter 2010	Page 10

Supplemental Schedule 4(b)
Non-recourse Property Debt Information
As of September 30, 2010
(in millions) (unaudited)
Year-to-Date Property Loan Closings

	Original	New		Aimco
	Loan	Loan	Net	Net	Prior	New
Original Loan Maturity Year	Amount	Amount [1]	Proceeds [2]	Proceeds [3]	Rate	Rate

2012 [4]	$29.0	$44.9	$15.5	$15.5	1.15%	5.07%
2013	9.1	27.0	16.9	15.8	4.54%	5.49%
2014 [5]	17.3	23.4	6.4	4.8	5.64%	4.37%
2017	4.9	16.8	10.8	10.8	7.02%	5.02%
2020 [5]	1.3	2.6	2.6	1.1	7.50%	5.56%
2030 [5]	13.4	18.5	5.2	5.2	5.84%	4.50%
New loans	—	34.2	33.7	29.4		6.46%

Totals	$75.0	$167.4	$91.1	$82.6	3.93%	5.26%

[1]	New loans typically have terms ranging from 7 to 10 years.

[2]	Net Proceeds is after transaction costs and prepayment penalties.

[3]	Aimco Net Proceeds is after payment of distributions to noncontrolling partners.

[4]	The Original Loan had a variable interest rate indexed to SIFMA plus a credit risk spread.

[5]	Net Proceeds for certain of these loans includes escrowed funds released upon repayment of the original loan.
Debt Ratios

	Amount	Covenant

Debt service coverage ratio	1.58:1	1.40:1

Fixed charge coverage ratio	1.34:1	1.20:1

EBITDA coverage of interest	2.05:1	n/a

EBITDA coverage of interest and preferred dividends	1.67:1	n/a
Credit Ratings

Moody’s Investor Service	Corporate Family Rating	Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (negative)

AIMCO 3rd Quarter 2010	Page 11

Supplemental Schedule 5
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units	Date First
	Outstanding	Available for
	as of	Redemption by
	September 30, 2010	Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class T	6,000	7/31/2008	8.000%	$150,000
Class U [1]	12,000	3/24/2009	7.750%	300,000
Class V	3,450	9/29/2009	8.000%	86,250
Class Y	3,450	12/21/2009	7.875%	86,250
Series A Community Reinvestment Act [2]	—	6/30/2011	1.780%	57,000

Total perpetual preferred stock				679,500

Preferred Partnership Units [3]	3,067		8.101%	82,662

Total preferred securities				762,162

Preferred Stock Called for Redemption:
Class G [1]	4,040	7/15/2008	9.375%	101,000

Total outstanding preferred securities				$863,162

Common Stock, Partnership Units and Equivalents

		Three Months Ended		Nine Months Ended
	As of	September 30, 2010		September 30, 2010
	September 30, 2010	EPS	FFO	EPS	FFO
Class A Common Stock outstanding	116,443	116,434	116,434	116,264	116,264
Dilutive securities:
Options, restricted stock and officer loan shares	549	—	296	—	310

Total shares and dilutive share equivalents	116,992	116,434	116,730	116,264	116,574

Common Partnership Units and equivalents [4]	8,279

Total shares, units and dilutive share equivalents	125,271

Notes

[1]
In September 2010, Aimco sold 4,000,000 shares of Class U Preferred Stock for $96.1 million (after deducting underwriting discounts and commissions and transaction expenses). During September 2010, Aimco provided notice that it intended to redeem all of the outstanding shares of Class G Preferred Stock. Aimco used the net proceeds from the Class U issuance to fund the redemption of the Class G, which occured during October 2010.

[2]
Represents 114 shares at a liquidation preference per share of $500,000. The remaining amount at September 30, 2010, includes $20.0 million, which is subject to a repurchase agreement and is classified within temporary equity in the consolidated balance sheet. The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly period.

[3]	Coupon is based on a weighted average of all outstanding series of Preferred Partnership Units.

[4]
Includes the Aimco Operating Partnership’s common OP Units and Class I High Performance Units, which are included in common noncontrolling interests in Aimco Operating Partnership within Aimco’s consolidated financial statements and on Supplemental Schedule 1.

AIMCO 3rd Quarter 2010	Page 12

Supplemental Schedule 6(a)
Conventional Same Store Operating Results
Third Quarter 2010 Compared to Third Quarter 2009
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	3Q 2010	3Q 2009	Growth	3Q 2010	3Q 2009	Growth	3Q 2010	3Q 2009	Growth	3Q 2010	3Q 2010	3Q 2009	3Q 2010	3Q 2009

Target Markets
Los Angeles	11	3,504	2,852	$15,454	$15,528	-0.5%	$5,045	$5,129	-1.6%	$10,409	$10,399	0.1%	67.4%	96.4%	95.3%	$1,927	$1,982
Orange County	3	443	373	1,343	1,341	0.1%	459	453	1.3%	884	888	-0.5%	65.8%	97.0%	94.8%	1,131	1,179
San Diego	6	2,142	2,072	8,021	7,750	3.5%	2,353	2,344	0.4%	5,668	5,406	4.8%	70.7%	96.4%	94.5%	1,207	1,220

Southern CA Total	20	6,089	5,297	24,818	24,619	0.8%	7,857	7,926	-0.9%	16,961	16,693	1.6%	68.3%	96.4%	95.0%	1,616	1,657
East Bay	2	413	353	1,394	1,337	4.3%	585	650	-10.0%	809	687	17.8%	58.0%	97.3%	91.3%	1,203	1,241
San Jose	1	224	224	1,047	1,079	-3.0%	409	414	-1.2%	638	665	-4.1%	60.9%	98.1%	96.4%	1,468	1,561
San Francisco	4	711	711	3,305	3,221	2.6%	1,250	1,233	1.4%	2,055	1,988	3.4%	62.2%	97.5%	94.6%	1,446	1,476

Northern CA Total	7	1,348	1,288	5,746	5,637	1.9%	2,244	2,297	-2.3%	3,502	3,340	4.9%	60.9%	97.5%	94.6%	1,375	1,421

Seattle	3	413	310	1,293	1,270	1.8%	520	555	-6.3%	773	715	8.1%	59.8%	98.0%	95.9%	1,208	1,230

Pacific Total	30	7,850	6,895	31,857	31,526	1.0%	10,621	10,778	-1.5%	21,236	20,748	2.4%	66.7%	96.7%	94.9%	1,553	1,594

Suburban New York — New Jersey	4	1,162	944	3,699	3,705	-0.2%	1,325	1,189	11.4%	2,374	2,516	-5.6%	64.2%	95.0%	93.9%	1,184	1,245
Washington — NoVA — MD	15	6,711	6,289	23,729	23,235	2.1%	7,796	8,075	-3.5%	15,933	15,160	5.1%	67.1%	96.9%	96.3%	1,210	1,204
Boston	11	4,129	4,129	14,479	14,881	-2.7%	5,296	5,323	-0.5%	9,183	9,558	-3.9%	63.4%	95.4%	96.4%	1,163	1,187
Philadelphia	6	3,573	3,304	13,207	13,013	1.5%	5,655	5,241	7.9%	7,552	7,772	-2.8%	57.2%	95.3%	93.7%	1,231	1,249

Northeast Total	36	15,575	14,666	55,114	54,834	0.5%	20,072	19,828	1.2%	35,042	35,006	0.1%	63.6%	96.0%	95.5%	1,200	1,212

Miami	5	2,471	2,359	11,700	11,961	-2.2%	4,667	5,640	-17.3%	7,033	6,321	11.3%	60.1%	95.8%	95.8%	1,550	1,577
Palm Beach/Fort Lauderdale	3	893	893	2,322	2,458	-5.5%	893	1,192	-25.1%	1,429	1,266	12.9%	61.5%	94.1%	95.6%	826	864
Orlando	7	1,868	1,727	3,882	4,093	-5.2%	1,726	1,739	-0.7%	2,156	2,354	-8.4%	55.5%	94.9%	95.9%	692	724
Tampa	6	1,755	1,621	3,865	4,023	-3.9%	1,529	1,649	-7.3%	2,336	2,374	-1.6%	60.4%	95.1%	96.9%	719	745
Jacksonville	4	1,643	1,404	3,503	3,613	-3.0%	1,529	1,645	-7.1%	1,974	1,968	0.3%	56.4%	97.3%	96.4%	761	795

Florida Total	25	8,630	8,004	25,272	26,148	-3.4%	10,344	11,865	-12.8%	14,928	14,283	4.5%	59.1%	95.6%	96.1%	971	999

Houston	5	1,775	1,454	3,201	3,250	-1.5%	1,533	1,544	-0.7%	1,668	1,706	-2.2%	52.1%	93.9%	93.3%	694	722
Denver	9	2,553	1,991	5,652	5,462	3.5%	1,895	1,891	0.2%	3,757	3,571	5.2%	66.5%	97.8%	95.2%	786	801
Phoenix	13	3,319	2,923	5,769	6,020	-4.2%	2,776	2,782	-0.2%	2,993	3,238	-7.6%	51.9%	95.8%	93.0%	583	640
Dallas — Fort Worth	2	569	569	1,313	1,296	1.3%	675	705	-4.3%	638	591	8.0%	48.6%	96.5%	93.3%	698	733
Atlanta	4	992	738	2,075	2,067	0.4%	761	867	-12.2%	1,314	1,200	9.5%	63.3%	96.8%	93.7%	897	919

Sunbelt Total	58	17,838	15,679	43,282	44,243	-2.2%	17,984	19,654	-8.5%	25,298	24,589	2.9%	58.4%	95.9%	94.9%	832	865

Chicago	14	4,444	4,159	14,400	14,298	0.7%	4,756	6,124	-22.3%	9,644	8,174	18.0%	67.0%	96.7%	94.2%	1,062	1,095

Total Target Markets	138	45,707	41,399	144,653	144,901	-0.2%	53,433	56,384	-5.2%	91,220	88,517	3.1%	63.1%	96.1%	95.0%	1,104	1,131

Other
Austin	2	652	652	1,390	1,309	6.2%	713	704	1.3%	677	605	11.9%	48.7%	96.0%	89.7%	642	664
Baltimore	3	701	628	2,251	2,113	6.5%	840	849	-1.1%	1,411	1,264	11.6%	62.7%	96.4%	96.1%	1,164	1,099
Indianapolis/Fort Wayne	5	3182	2983	5,944	5,810	2.3%	2,936	2,735	7.3%	3,008	3,075	-2.2%	50.6%	95.6%	92.5%	594	605
Nashville	3	764	618	1,838	1,853	-0.8%	663	759	-12.6%	1,175	1,094	7.4%	63.9%	97.1%	94.6%	897	942
Norfolk/Richmond	5	1495	1403	4,320	4,368	-1.1%	1,403	1,364	2.9%	2,917	3,004	-2.9%	67.5%	96.6%	95.9%	947	963
Other Markets	22	7891	7661	19,490	19,775	-1.4%	8,458	8,685	-2.6%	11,032	11,090	-0.5%	56.6%	95.5%	94.3%	779	807

Total Other	40	14,685	13,945	35,233	35,228	0.0%	15,013	15,096	-0.5%	20,220	20,132	0.4%	57.4%	95.8%	94.0%	775	796

CONVENTIONAL SAME STORE SALES TOTALS	178	60,392	55,344	$179,886	$180,129	-0.1%	$68,446	$71,480	-4.2%	$111,440	$108,649	2.6%	62.0%	96.0%	94.8%	$1,024	$1,050

AIMCO 3rd Quarter 2010	Page 13

Supplemental Schedule 6(b)
Conventional Same Store Operating Results
Third Quarter 2010 Compared to Second Quarter 2010
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	3Q 2010	2Q 2010	Growth	3Q 2010	2Q 2010	Growth	3Q 2010	2Q 2010	Growth	3Q 2010	3Q 2010	2Q 2010	3Q 2010	2Q 2010

Target Markets
Los Angeles	11	3,504	2,852	$15,454	$15,491	-0.2%	$5,045	$4,741	6.4%	$10,409	$10,750	-3.2%	67.4%	96.4%	96.0%	$1,927	$1,938
Orange County	3	443	373	1,343	1,325	1.4%	459	451	1.8%	884	874	1.1%	65.8%	97.0%	96.0%	1,131	1,137
San Diego	6	2,142	2,072	8,021	7,782	3.1%	2,353	2,408	-2.3%	5,668	5,374	5.5%	70.7%	96.4%	95.4%	1,207	1,192

Southern CA Total	20	6,089	5,297	24,818	24,598	0.9%	7,857	7,600	3.4%	16,961	16,998	-0.2%	68.3%	96.4%	95.8%	1,616	1,619

East Bay	2	413	353	1,394	1,393	0.1%	585	584	0.2%	809	809	0.0%	58.0%	97.3%	97.6%	1,203	1,195
San Jose	1	224	224	1,047	1,053	-0.6%	409	444	-7.9%	638	609	4.8%	60.9%	98.1%	97.7%	1,468	1,492
San Francisco	4	711	711	3,305	3,221	2.6%	1,250	1,227	1.9%	2,055	1,994	3.1%	62.2%	97.5%	96.4%	1,446	1,429

Northern CA Total	7	1,348	1,288	5,746	5,667	1.4%	2,244	2,255	-0.5%	3,502	3,412	2.6%	60.9%	97.5%	97.0%	1,375	1,368

Seattle	3	413	310	1,293	1,283	0.8%	520	492	5.7%	773	791	-2.3%	59.8%	98.0%	97.4%	1,208	1,207

Pacific Total	30	7,850	6,895	31,857	31,548	1.0%	10,621	10,347	2.6%	21,236	21,201	0.2%	66.7%	96.7%	96.1%	1,553	1,553

Suburban New York — New Jersey	4	1,162	944	3,699	3,708	-0.2%	1,325	1,144	15.8%	2,374	2,564	-7.4%	64.2%	95.0%	96.5%	1,184	1,187
Washington — NoVA — MD	15	6,711	6,289	23,729	23,464	1.1%	7,796	7,201	8.3%	15,933	16,263	-2.0%	67.1%	96.9%	96.9%	1,210	1,198
Boston	11	4,129	4,129	14,479	14,574	-0.7%	5,296	5,521	-4.1%	9,183	9,053	1.4%	63.4%	95.4%	96.2%	1,163	1,161
Philadelphia	6	3,573	3,304	13,207	13,114	0.7%	5,655	5,598	1.0%	7,552	7,516	0.5%	57.2%	95.3%	95.1%	1,231	1,219

Northeast Total	36	15,575	14,666	55,114	54,860	0.5%	20,072	19,464	3.1%	35,042	35,396	-1.0%	63.6%	96.0%	96.3%	1,200	1,192

Miami	5	2,471	2,359	11,700	11,688	0.1%	4,667	5,125	-8.9%	7,033	6,563	7.2%	60.1%	95.8%	96.6%	1,550	1,534
Palm Beach/Fort Lauderdale	3	893	893	2,322	2,364	-1.8%	893	1,057	-15.5%	1,429	1,307	9.3%	61.5%	94.1%	93.4%	826	834
Orlando	7	1,868	1,727	3,882	3,846	0.9%	1,726	1,767	-2.3%	2,156	2,079	3.7%	55.5%	94.9%	94.3%	692	694
Tampa	6	1,755	1,621	3,865	3,887	-0.6%	1,529	1,744	-12.3%	2,336	2,143	9.0%	60.4%	95.1%	94.8%	719	724
Jacksonville	4	1,643	1,404	3,503	3,468	1.0%	1,529	1,580	-3.2%	1,974	1,888	4.6%	56.4%	97.3%	94.6%	761	771

Florida Total	25	8,630	8,004	25,272	25,253	0.1%	10,344	11,273	-8.2%	14,928	13,980	6.8%	59.1%	95.6%	95.0%	971	974

Houston	5	1,775	1,454	3,201	3,233	-1.0%	1,533	1,420	8.0%	1,668	1,813	-8.0%	52.1%	93.9%	95.0%	694	697
Denver	9	2,553	1,991	5,652	5,495	2.9%	1,895	1,940	-2.3%	3,757	3,555	5.7%	66.5%	97.8%	96.1%	786	785
Phoenix	13	3,319	2,923	5,769	5,565	3.7%	2,776	2,558	8.5%	2,993	3,007	-0.5%	51.9%	95.8%	92.9%	583	594
Dallas — Fort Worth	2	569	569	1,313	1,296	1.3%	675	657	2.7%	638	639	-0.2%	48.6%	96.5%	95.0%	698	701
Atlanta	4	992	738	2,075	2,086	-0.5%	761	754	0.9%	1,314	1,332	-1.4%	63.3%	96.8%	96.1%	897	895

Sunbelt Total	58	17,838	15,679	43,282	42,928	0.8%	17,984	18,602	-3.3%	25,298	24,326	4.0%	58.4%	95.9%	94.8%	832	836

Chicago	14	4,444	4,159	14,400	14,337	0.4%	4,756	5,357	-11.2%	9,644	8,980	7.4%	67.0%	96.7%	95.8%	1,062	1,067

Total Target Markets	138	45,707	41,399	144,653	143,673	0.7%	53,433	53,770	-0.6%	91,220	89,903	1.5%	63.1%	96.1%	95.6%	1,104	1,105

Other
Austin	2	652	652	1,390	1,350	3.0%	713	635	12.3%	677	715	-5.3%	48.7%	96.0%	96.3%	642	632
Baltimore	3	701	628	2,251	2,108	6.8%	840	856	-1.9%	1,411	1,252	12.7%	62.7%	96.4%	95.9%	1,164	1,095
Indianapolis/Fort Wayne	5	3,182	2,983	5,944	5,905	0.7%	2,936	2,350	24.9%	3,008	3,555	-15.4%	50.6%	95.6%	95.8%	594	591
Nashville	3	764	618	1,838	1,885	-2.5%	663	715	-7.3%	1,175	1,170	0.4%	63.9%	97.1%	98.1%	897	893
Norfolk/Richmond	5	1,495	1,403	4,320	4,338	-0.4%	1,403	1,336	5.0%	2,917	3,002	-2.8%	67.5%	96.6%	95.6%	947	950
Other Markets	22	7,891	7,661	19,490	19,556	-0.3%	8,458	8,780	-3.7%	11,032	10,776	2.4%	56.6%	95.5%	95.2%	779	781

Total Other	40	14,685	13,945	35,233	35,142	0.3%	15,013	14,672	2.3%	20,220	20,470	-1.2%	57.4%	95.8%	95.6%	775	771

CONVENTIONAL SAME STORE SALES TOTALS	178	60,392	55,344	$179,886	$178,815	0.6%	$68,446	$68,442	0.0%	$111,440	$110,373	1.0%	62.0%	96.0%	95.6%	$1,024	$1,024

AIMCO 3rd Quarter 2010	Page 14

Supplemental Schedule 6(c)
Conventional Same Store Operating Results
Nine Months Ended September 30, 2010 Compared to Nine Months Ended September 30, 2009
(in thousands, except site and unit data) (unaudited)

													Operating
				Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
			Effective	YTD 3Q	YTD 3Q		YTD 3Q	YTD 3Q		YTD 3Q	YTD 3Q		YTD 3Q	YTD 3Q	YTD 3Q	YTD 3Q	YTD 3Q
	Properties	Units	Units	2010	2009	Growth	2010	2009	Growth	2010	2009	Growth	2010	2010	2009	2010	2009
Target Markets
Los Angeles	9	3,095	2,444	$39,066	$39,972	-2.3%	$12,856	$13,275	-3.2%	$26,210	$26,697	-1.8%	67.1%	96.2%	94.0%	$1,930	$2,045
Orange County	3	443	373	4,012	4,062	-1.2%	1,373	1,352	1.6%	2,639	2,710	-2.6%	65.8%	96.8%	95.1%	1,138	1,189
San Diego	4	1,622	1,552	17,154	16,924	1.4%	5,128	4,828	6.2%	12,026	12,096	-0.6%	70.1%	95.8%	94.4%	1,162	1,186

Southern CA Total	16	5,160	4,369	60,232	60,958	-1.2%	19,357	19,455	-0.5%	40,875	41,503	-1.5%	67.9%	96.1%	94.2%	1,621	1,701

East Bay	2	413	353	4,177	4,115	1.5%	1,781	1,823	-2.3%	2,396	2,292	4.5%	57.4%	97.4%	92.7%	1,198	1,255
San Francisco	4	711	711	9,750	9,741	0.1%	3,700	3,668	0.9%	6,050	6,073	-0.4%	62.1%	97.1%	93.6%	1,434	1,514

Northern CA Total	6	1,124	1,064	13,927	13,856	0.5%	5,481	5,491	-0.2%	8,446	8,365	1.0%	60.6%	97.2%	93.2%	1,347	1,420

Seattle	3	413	310	3,829	3,945	-2.9%	1,508	1,601	-5.8%	2,321	2,344	-1.0%	60.6%	97.4%	92.9%	1,203	1,292

Pacific Total	25	6,697	5,743	77,988	78,759	-1.0%	26,346	26,547	-0.8%	51,642	52,212	-1.1%	66.2%	96.4%	94.0%	1,549	1,629

Suburban New York — New Jersey	4	1162	944	11,002	11,310	-2.7%	3,580	3,356	6.7%	7,422	7,954	-6.7%	67.5%	95.6%	93.0%	1,187	1,272
Washington — NoVA — MD	15	6711	6289	70,694	69,670	1.5%	23,151	22,582	2.5%	47,543	47,088	1.0%	67.3%	96.8%	95.4%	1,201	1,211
Boston	11	4129	4129	43,810	44,506	-1.6%	16,579	16,277	1.9%	27,231	28,229	-3.5%	62.2%	96.0%	95.1%	1,163	1,199
Philadelphia	5	2752	2483	30,956	30,520	1.4%	13,322	12,571	6.0%	17,634	17,949	-1.8%	57.0%	95.3%	91.9%	1,250	1,293

Northeast Total	35	14,754	13,845	156,462	156,006	0.3%	56,632	54,786	3.4%	99,830	101,220	-1.4%	63.8%	96.2%	94.5%	1,198	1,227

Miami	5	2471	2359	34,924	36,281	-3.7%	14,999	14,948	0.3%	19,925	21,333	-6.6%	57.1%	96.5%	93.6%	1,536	1,629
Palm Beach/Fort Lauderdale	3	893	893	7,078	7,406	-4.4%	3,140	3,483	-9.8%	3,938	3,923	0.4%	55.6%	94.3%	95.0%	832	874
Orlando	7	1868	1727	11,625	12,087	-3.8%	5,232	5,388	-2.9%	6,393	6,699	-4.6%	55.0%	94.6%	92.5%	695	746
Tampa	6	1755	1621	11,638	11,906	-2.3%	5,014	5,091	-1.5%	6,624	6,815	-2.8%	56.9%	95.3%	93.8%	722	765
Jacksonville	4	1643	1404	10,428	10,631	-1.9%	4,715	4,749	-0.7%	5,713	5,882	-2.9%	54.8%	95.8%	94.2%	769	809

Florida Total	25	8,630	8,004	75,693	78,311	-3.3%	33,100	33,659	-1.7%	42,593	44,652	-4.6%	56.3%	95.5%	93.7%	972	1,028

Houston	5	1775	1454	9,751	9,872	-1.2%	4,557	4,256	7.1%	5,194	5,616	-7.5%	53.3%	94.9%	93.9%	697	722
Denver	9	2553	1991	16,595	16,314	1.7%	5,729	5,732	-0.1%	10,866	10,582	2.7%	65.5%	96.6%	94.5%	785	809
Phoenix	13	3319	2923	16,956	18,234	-7.0%	7,972	7,899	0.9%	8,984	10,335	-13.1%	53.0%	94.4%	92.2%	591	659
Dallas — Fort Worth	2	569	569	3,937	3,881	1.4%	2,005	1,889	6.1%	1,932	1,992	-3.0%	49.1%	96.2%	91.9%	702	742

Sunbelt Total	54	16,846	14,941	122,932	126,612	-2.9%	53,363	53,435	-0.1%	69,569	73,177	-4.9%	56.6%	95.4%	93.5%	831	881

Chicago	9	2413	2349	24,140	23,844	1.2%	9,098	10,100	-9.9%	15,042	13,744	9.4%	62.3%	96.7%	92.9%	1,062	1,100

Total Target Markets	123	40,710	36,878	381,522	385,221	-1.0%	145,439	144,868	0.4%	236,083	240,353	-1.8%	61.9%	95.9%	93.9%	1,097	1,143

Other
Austin	2	652	652	4,103	3,916	4.8%	1,906	2,136	-10.8%	2,197	1,780	23.4%	53.5%	96.1%	86.8%	636	688
Baltimore	3	701	628	6,585	6,336	3.9%	2,801	2,544	10.1%	3,784	3,792	-0.2%	57.5%	95.8%	94.8%	1,117	1,096
Indianapolis/Fort Wayne	5	3182	2983	17,685	17,490	1.1%	8,083	8,072	0.1%	9,602	9,418	2.0%	54.3%	95.7%	92.6%	592	610
Nashville	2	438	392	3,676	3,762	-2.3%	1,486	1,507	-1.4%	2,190	2,255	-2.9%	59.6%	97.9%	95.1%	933	994
Norfolk/Richmond	5	1495	1403	12,939	12,861	0.6%	4,025	4,026	0.0%	8,914	8,835	0.9%	68.9%	96.0%	94.6%	948	966
Other Markets	22	7891	7661	58,600	59,502	-1.5%	27,010	27,261	-0.9%	31,590	32,241	-2.0%	53.9%	95.5%	92.9%	780	819

Total Other	39	14,359	13,719	103,588	103,867	-0.3%	45,311	45,546	-0.5%	58,277	58,321	-0.1%	56.3%	95.7%	92.9%	770	802

CONVENTIONAL SAME STORE SALES TOTALS	162	55,069	50,597	$485,110	$489,088	-0.8%	$190,750	$190,414	0.2%	$294,360	$298,674	-1.4%	60.7%	95.9%	93.6%	$1,012	$1,055

AIMCO 3rd Quarter 2010	Page 15

Supplemental Schedule 7(a)
Total Conventional Portfolio Data by Market
Third Quarter 2010 Compared to Third Quarter 2009
(unaudited)

	Quarter Ended September 30, 2010						Quarter Ended September 30, 2009
				Effective						Effective
	Properties	Units	Ownership	Units	% AIV NOI	Average Rent	Properties	Units	Ownership	Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	14	4,645	86%	3,993	10.1%	$1,990	16	4,953	87%	4,302	9.6%	$1,999
Orange County	4	1,213	94%	1,143	2.7%	1,506	4	1,213	94%	1,143	2.3%	1,522
San Diego	6	2,142	97%	2,072	4.4%	1,207	6	2,144	97%	2,074	3.9%	1,218

Southern CA Total	24	8,000	90%	7,208	17.2%	1,681	26	8,310	90%	7,519	15.8%	1,704

East Bay	2	413	86%	353	0.6%	1,203	2	413	85%	353	0.5%	1,241
San Francisco	6	1,083	100%	1,083	1.8%	1,479	6	1,081	100%	1,081	1.5%	1,493
San Jose	1	224	100%	224	0.5%	1,468	1	224	100%	224	0.5%	1,561

Northern CA Total	9	1,720	97%	1,660	2.9%	1,397	9	1,718	97%	1,658	2.5%	1,431

Seattle	3	413	75%	310	0.6%	1,208	3	413	75%	309	0.5%	1,230

Pacific Total	36	10,133	91%	9,178	20.7%	1,615	38	10,441	91%	9,486	18.8%	1,643

Manhattan	22	957	100%	955	3.2%	2,423	22	957	100%	955	3.4%	2,776
Suburban New York — New Jersey	4	1,162	81%	944	1.9%	1,184	7	2,637	89%	2,338	3.8%	1,175

New York Total	26	2,119	90%	1,899	5.1%	1,746	29	3,594	92%	3,293	7.2%	1,599

Washington — NoVA — MD	17	8,015	84%	6,744	12.7%	1,210	18	8,715	85%	7,444	12.0%	1,184
Boston	11	4,129	100%	4,129	7.2%	1,163	12	4,250	100%	4,250	7.0%	1,184
Philadelphia	7	3,888	91%	3,541	6.3%	1,231	7	3,886	91%	3,539	5.9%	1,249

Northeast Total	61	18,151	90%	16,313	31.3%	1,270	66	20,445	91%	18,526	32.1%	1,274

Miami	5	2,471	95%	2,359	5.5%	1,550	5	2,471	95%	2,348	4.5%	1,577
Palm Beach/Fort Lauderdale	4	1,265	93%	1,179	1.4%	839	7	2,171	93%	2,020	2.4%	946
Orlando	10	3,000	90%	2,708	2.9%	724	11	3,324	91%	3,032	3.0%	750
Tampa	6	1,755	92%	1,621	1.8%	719	9	2,635	88%	2,318	2.4%	756
Jacksonville	4	1,643	85%	1,404	1.6%	763	4	1,643	85%	1,404	1.4%	795

Florida Total	29	10,134	91%	9,271	13.2%	946	36	12,244	91%	11,122	13.7%	960

Houston	8	3,027	83%	2,505	2.0%	675	9	3,140	82%	2,583	2.0%	708
Denver	9	2,553	78%	1,991	2.9%	786	10	2,877	80%	2,315	2.9%	787
Phoenix	17	4,418	89%	3,910	3.2%	598	19	4,938	90%	4,430	3.3%	644
Dallas — Fort Worth	2	569	100%	569	0.5%	698	4	1,005	82%	823	0.6%	736
Atlanta	5	1,295	80%	1,041	1.2%	869	8	1,795	80%	1,435	1.5%	884

Sunbelt Total	70	21,996	88%	19,287	23.0%	810	86	25,999	87%	22,708	24.0%	839

Chicago	15	4,633	94%	4,348	8.0%	1,093	17	5,035	94%	4,750	6.7%	1,113

Total Target Markets	182	54,913	89%	49,126	83.0%	1,124	207	61,920	90%	55,470	81.6%	1,131

Other [1]
Austin	2	652	100%	652	0.5%	642	3	816	100%	816	0.5%	656
Baltimore	5	1,180	84%	993	1.5%	1,075	5	1,180	84%	993	1.3%	1,045
Cincinnati	—	—	—	—	—	—	2	505	80%	405	0.6%	1,214
Indianapolis/Fort Wayne	5	3,182	94%	2,983	2.4%	594	8	4,981	96%	4,782	3.4%	584
Inland Empire	2	376	100%	376	0.4%	762	3	574	89%	513	0.5%	845
Michigan	5	3,688	96%	3,538	3.0%	617	6	3,862	94%	3,643	2.9%	648
Minneapolis	2	732	89%	651	1.7%	1,457	2	732	89%	651	1.6%	1,525
Nashville	4	1,114	77%	861	1.2%	835	4	1,114	75%	840	1.0%	870
Non-Target Florida	9	2,004	100%	2,004	1.8%	642	10	2,204	100%	2,204	1.8%	670
Norfolk/Richmond	6	1,643	94%	1,551	2.5%	935	7	2,075	96%	1,983	2.8%	917
Providence, RI	2	708	100%	708	1.2%	1,076	2	708	100%	708	1.1%	1,102
Raleigh/Greenville	—	—	—	—	—	—	4	870	75%	655	0.4%	657
Other Markets	3	652	76%	494	0.8%	989	3	601	74%	442	0.5%	880

Total Other	45	15,931	93%	14,811	17.0%	777	59	20,222	92%	18,635	18.4%	774

Grand Total	227	70,844	90%	63,937	100.0%	$1,044	266	82,142	90%	74,105	100.0%	$1,041

[1]	For the quarters ended September 30, 2010 and 2009, Aimco’s conventional portfolio included assets in 17 and 19 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

AIMCO 3rd Quarter 2010	Page 16

Supplemental Schedule 7(b)
Total Conventional Portfolio Data by Market
Second Quarter 2010 Market Information
(unaudited)
Aimco’s portfolio strategy focuses on B/B+ quality apartment communities located in the 20 largest U.S. markets as measured by total apartment value, with a target allocation to Conventional Properties of 90% or more. Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS (a third-party provider of commercial real estate performance and analysis), with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets, with market quality measured in part based on long-term growth characteristics.
The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 2Q 2010 data, as this is the most recent period for which third-party data is available.

	Quarter Ended June 30, 2010
									2010 - 2012
								+/- Market	Projected
				Effective	% AIV	Average	Market	Rent	Revenue
	Properties	Units	Ownership	Units	NOI	Rent	Rent [1]	Average	Growth [2]
Target Markets
Los Angeles	14	4,641	86%	3,989	10.3%	$2,001	$1,340	49.3%	2.3%
Orange County	4	1,213	94%	1,143	2.8%	1,509	1,447	4.3%	3.1%
San Diego	6	2,144	97%	2,074	4.2%	1,191	1,285	-7.3%	2.9%

Southern CA Total	24	7,998	90%	7,206	17.3%	1,683	1,342	25.4%	2.6%

East Bay	2	413	86%	353	0.6%	1,195	1,262	-5.3%	3.1%
San Francisco	6	1,083	100%	1,083	1.7%	1,462	1,734	-15.7%	3.5%
San Jose	1	224	100%	224	0.5%	1,492	1,425	4.7%	4.8%

Northern CA Total	9	1,720	97%	1,660	2.8%	1,389	1,547	-10.2%	3.6%

Seattle	3	413	75%	310	0.6%	1,204	961	25.3%	3.8%

Pacific Total	36	10,131	91%	9,176	20.7%	1,615	1,356	19.1%	2.7%

Manhattan	22	957	100%	955	3.1%	2,369	2,700	-12.3%	3.9%
Suburban New York — New Jersey	4	1,162	81%	944	2.0%	1,187	1,430	-17.0%	1.9%

New York Total	26	2,119	90%	1,899	5.1%	1,718	2,004	-14.2%	3.2%

Washington — NoVA — MD	17	8,015	84%	6,744	12.9%	1,198	1,377	-13.0%	4.2%
Boston	12	4,250	100%	4,250	7.2%	1,159	1,625	-28.7%	3.7%
Philadelphia	7	3,886	91%	3,539	6.2%	1,218	986	23.5%	3.2%

Northeast Total	62	18,270	90%	16,432	31.4%	1,258	1,428	-11.9%	3.7%

Miami	5	2,471	95%	2,348	5.1%	1,534	1,014	51.3%	2.6%
Palm Beach / Fort Lauderdale	5	1,681	95%	1,595	1.9%	865	1,040	-16.9%	3.5%
Orlando	10	3,000	90%	2,708	2.8%	725	800	-9.4%	2.7%
Tampa	6	1,755	92%	1,621	1.7%	724	781	-7.2%	2.6%
Jacksonville	4	1,643	85%	1,404	1.5%	770	754	2.1%	2.2%

Florida Total	30	10,550	92%	9,676	13.0%	947	878	7.8%	2.7%

Houston	8	3,027	83%	2,505	2.1%	676	723	-6.5%	2.8%
Denver	9	2,553	78%	1,991	2.8%	785	791	-0.8%	2.9%
Phoenix	17	4,418	89%	3,910	3.3%	609	678	-10.2%	3.8%
Dallas — Fort Worth	2	569	100%	569	0.5%	701	742	-5.5%	2.8%
Atlanta	6	1,355	79%	1,065	1.2%	869	748	16.2%	2.7%

Sunbelt Total	72	22,472	88%	19,716	22.9%	816	797	2.4%	2.9%

Chicago	15	4,633	94%	4,348	7.6%	1,101	985	11.8%	2.2%

Total Target Markets	185	55,506	89%	49,672	82.6%	1,122	1,110	1.1%	3.1%

Other [1]
Austin	2	652	100%	652	0.6%	632	789	-19.9%	3.1%
Baltimore	5	1,180	84%	993	1.5%	1,032	943	9.5%	2.6%
Cincinnati	2	505	80%	405	0.7%	1,186	668	77.6%	1.6%
Indianapolis / Fort Wayne	5	3,182	94%	2,983	2.8%	591	636	-7.1%	2.1%
Inland Empire	3	574	89%	514	0.6%	819	989	-17.2%	3.0%
Michigan	5	3,688	96%	3,538	2.9%	619	757	-18.2%	1.7%
Minneapolis	2	732	89%	651	1.8%	1,477	892	65.6%	2.8%
Nashville	4	1,114	77%	861	1.1%	833	701	18.8%	3.1%
Non-Target Florida	9	2,004	100%	2,004	1.6%	641	881	-27.2%	2.6%
Norfolk / Richmond	6	1,643	94%	1,551	2.5%	938	793	18.2%	2.2%
Providence RI	2	708	100%	708	1.1%	1,075	1,149	-6.5%	3.2%
Other Markets	2	421	62%	265	0.2%	789	985	-19.9%	2.2%

Total Other	47	16,403	92%	15,125	17.4%	781	797	-2.1%	2.4%

Grand Total	232	71,909	90%	64,797	100.0%	$1,042	$1,037	0.5%	3.0%

[1]	2Q 2010 REIS

[2]	Represents the average of projections published by REIS, PPR and Axiometrics, third-party providers of commercial real estate information and analyses.

AIMCO 3rd Quarter 2010	Page 17

Supplemental Schedule 8
Property Sales and Acquisition Activity
(dollars in millions, except average rent) (unaudited)
Third Quarter 2010 Dispositions

	Number	Number		NOI			Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent
Conventional	5	1,069	$89.4	7.4%	$55.0	$30.6	$73.0	$25.1	$962
Affordable	3	432	9.3	10.8%	6.4	2.6	4.0	2.3	653

Total Dispositions	8	1,501	$98.7	7.7%	$61.4	$33.2	$77.0	$27.4	$876

Year-to-Date 2010 Dispositions

	Number	Number		NOI			Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent
Conventional [3]	16	3,185	$199.4	8.0%	$122.4	$58.8	$158.5	$51.6	$831
Affordable	15	1,863	84.1	8.5%	53.7	21.8	44.1	17.9	866

Total Dispositions	31	5,048	$283.5	8.1%	$176.1	$80.6	$202.6	$69.5	$844

Year-to-Date Acquisitions
There have been no property acquisitions during 2010.
Notes

[1]	NOI Cap Rate is calculated based on the trailing twelve month NOI prior to sale, less a 3.5% management fee, divided by the gross proceeds. Prior to 1Q 2010, Aimco provided a Free Cash Flow cap rate on this schedule, which represented an NOI cap rate assuming a 5% management fee and an adjustment of $300 per door for capital replacements.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and prepayment penalties.

[3]	Year-to-date, Aimco has disposed of Conventional Properties in the following markets:

Market	Properties	Units
Target Markets:
Atlanta	2	279
Boston	1	121
Dallas-Fort Worth	1	256
Houston	1	113
Los Angeles	1	144
Palm Beach/Fort Lauderdale	2	626
Tampa	1	276

Total Target Markets	9	1,815

Other:
Austin	1	164
Cincinnati	1	274
Greenville, NC	2	366
Inland Empire	1	198
Lansing, MI	1	168
Sarasota, FL	1	200

Total Other	7	1,370

Total Conventional Dispositions	16	3,185

AIMCO 3rd Quarter 2010	Page 18

Supplemental Schedule 9
Capital Additions
(in thousands, except per unit data) (unaudited)
All capital additions are classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), redevelopment or casualties. Non-redevelopment and non-casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:
•	properties sold during the period or properties held for sale at the end of the period;

•	properties that are not multi-family such as commercial properties or fitness facilities; and

•	properties that Aimco owns but does not manage.
See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Actual Additions			Actual Additions
	Three Months Ended September 30, 2010			Nine Months Ended September 30, 2010
	Conventional	Affordable	Total	Conventional	Affordable	Total
Capital Additions
Capital Replacements
Buildings and grounds	$9,540	$2,766	$12,306	$21,096	$4,921	$26,017
Turnover capital additions	6,278	1,981	8,259	17,058	5,170	22,228
Capitalized site payroll and indirect costs	1,613	237	1,850	6,333	901	7,234

Total Capital Replacements	17,431	4,984	22,415	44,487	10,992	55,479
Capital Improvements	10,658	3,008	13,666	24,813	5,991	30,804
Redevelopment Additions	7,369	25	7,394	19,811	1,878	21,689
Casualties	5,238	377	5,615	13,632	4,581	18,213

Total Capital Additions	$40,696	$8,394	$49,090	$102,743	$23,442	$126,185

Capital Replacements and Improvements per Unit
Total units	69,376	21,826	91,202	69,376	21,826	91,202

Total Capital Replacements per unit	$251	$228	$246	$641	$504	$608
Capital Improvements per unit	154	138	150	358	274	338

Total Capital Replacements and Improvements per unit	$405	$366	$396	$999	$778	$946

AIMCO 3rd Quarter 2010	Page 19

Glossary and Reconciliations of Non-GAAP Financial and Operating Measures
This Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco’s definition and calculation of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.
ACQUISITION PROPERTIES: Properties that have been acquired during the twelve months prior to the current quarter-end that have not reached a stabilized level of occupancy during the current period and each period for which comparable results are presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is Pro forma FFO, as defined below, less Capital Replacement additions, also defined below, and adjusted for the Aimco Operating Partnership’s share of such Capital Replacements. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development (HUD) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually. Aimco targets an investment in Affordable Properties of 10% or less of Net Asset Value, which serves to offset the volatility of our Conventional portfolio, provide revenue growth that over time is similar to that of Conventional Properties, expand our investment opportunities, and provide helpful positioning with government bodies, benefiting Aimco’s business overall.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco’s UPREIT structure. Aimco owns approximately 93% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco’s share of financial information discussed in this Earnings Release and Supplemental Information. Aimco’s proportionate share of financial information includes Aimco’s share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco’s financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as “Aimco’s Share” of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco’s proportionate share of financial results to Aimco’s consolidated financial statements.

AIMCO 3rd Quarter 2010	Page 20

CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION
CAPITAL IMPROVEMENTS (CI): CI additions include all non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): Unlike CI additions, CR additions do not increase the useful life of an asset from its original purchase condition. They represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. CR additions are deducted in the calculation of AFFO.
CASUALTY CAPITAL ADDITIONS: Capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers net of deductibles associated with each loss.
Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manage at the end of the period, (2) properties that are consolidated in Aimco’s GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco’s GAAP financial statements. Amounts do not include capital additions related to:
•	consolidated properties sold during the period or properties held for sale at the end of the period;
•	consolidated properties that are not multi-family such as commercial properties or fitness facilities; or
•	consolidated properties that Aimco owns but does not manage.
Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco’s consolidated GAAP information is presented below.

	Three Months Ended	Nine Months Ended
(in thousands) (unaudited)	September 30, 2010	September 30, 2010

Capital Additions per Schedule 9	$49,090	$126,185

Capital additions related to:

Unconsolidated real estate partnerships	(346)	(702)
Consolidated sold and held for sale properties	147	2,357
Consolidated properties that are not multi-family, such as commercial properties or fitness facilities	27	93
Consolidated properties Aimco owns but does not manage	49	957

Consolidated capital additions	$48,967	$128,890

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco’s portfolio of market-rate apartment communities. Aimco focuses on owning and operating apartment communities with rents that are 100% to 125% of local market average rents and concentrates its investment in the 20 largest apartment markets in the United States, as measured by apartment value. Aimco targets an investment in Conventional Properties of 90% or more of Net Asset Value.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) the actual debt service, for the four fiscal quarters preceding the date of calculation.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share. Effective Units may be used to analyze Aimco proportionate financial measures on a per-unit basis.

AIMCO 3rd Quarter 2010	Page 21

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA): EBITDA is equal to Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization as defined in Aimco’s credit agreement before capital addition reserves provided for in Aimco’s credit agreement. EBITDA is the numerator used in Aimco’s calculation of EBITDA Coverage of Interest Ratio and EBITDA Coverage of Preferred Dividends and Interest Ratio.
EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) Aimco’s EBITDA to (b) total interest expense charges, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Debt Service Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Debt Service Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest Ratio; however, Aimco management uses this ratio as one measure of leverage.
EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) Aimco’s EBITDA to (b) the sum of total interest expense and dividends/distributions on preferred shares/units, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Fixed Charge Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest and Preferred Dividends Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Fixed Charge Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest and Preferred Dividends Ratio; however, Aimco management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) fixed charges, which represents the sum of total interest expense, debt amortization and dividends/distributions on preferred shares/units, for the four fiscal quarters preceding the date of calculation.
FEE MANAGED PROPERTIES: Aimco provides property management and/or asset management services for a portfolio of properties, primarily pursuant to long-term arrangements with affiliated parties. In certain cases, Aimco may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding operating real estate impairments and preferred stock redemption related amounts (adjusted for noncontrolling interests). Both operating real estate impairment losses and preferred stock redemption related amounts are recurring items that affect Aimco’s operating results. Operating real estate impairment losses, net of related income tax benefits and noncontrolling interests, are excluded from Pro forma FFO because Aimco believes the inclusion of such losses in FFO is inconsistent with the treatment of gains on the disposition of operating real estate, which are not included in FFO. Aimco excludes preferred redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating results.

AIMCO 3rd Quarter 2010	Page 22

FFO and Pro forma FFO are helpful to investors in understanding Aimco’s performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO as presented on Supplemental Schedule 1 below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands) (unaudited)	2010	2009	2010	2009

Net loss attributable to Aimco common stockholders	$(28,500)	$(40,490)	$(86,891)	$(108,112)
Adjustments:
Depreciation and amortization	107,309	110,290	322,393	321,661
Depreciation and amortization related to non-real estate assets	(3,528)	(4,237)	(11,326)	(12,419)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities	(9,772)	(9,664)	(33,435)	(29,563)

Loss (gain) on dispositions of unconsolidated real estate and other, net of noncontrolling partners’ interest	2,282	27	1,183	(11,689)
Discontinued operations:
Gain on dispositions of real estate, net of noncontrolling partners’ interest	(13,361)	(37,843)	(52,838)	(79,783)
Depreciation of rental property, net of noncontrolling partners’ interest	540	12,412	3,519	46,621
Income tax (benefit) expense arising from disposals	(48)	(3,181)	(948)	1,671
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(5,788)	(4,942)	(15,891)	(17,749)
Preferred stock dividends	13,576	12,988	39,405	39,280
Preferred stock redemption related gains	—	—	(2,779)	(1,649)
Amounts allocable to participating securities	2	—	—	—

Funds From Operations	$62,712	$35,360	$162,392	$148,269
Preferred stock dividends	(13,576)	(12,988)	(39,405)	(39,280)
Preferred stock redemption related gains	—	—	2,779	1,649
Amounts allocable to participating securities	(193)	(85)	(537)	(787)

Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$48,943	$22,287	$125,229	$109,851

Operating real estate impairment losses, net of noncontrolling partners’ interest and related income tax benefit	(697)	27,353	11,214	43,870
Preferred equity redemption related gains	(1,765)	—	(4,544)	(1,649)
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	172	(2,042)	(464)	(3,168)
Amounts allocable to participating securities	12	(200)	(33)	(352)

Pro Forma Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$46,665	$47,398	$131,402	$148,552

Capital Replacements, net of noncontrolling interests in Aimco Operating Partnership	(16,866)	(18,763)	(44,692)	(49,982)
Amounts allocable to participating securities	86	148	234	450

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$29,885	$28,783	$86,944	$99,020

Weighted average shares — diluted FFO	116,730	115,575	116,574	115,395
Funds From Operations per share (diluted)	$0.42	$0.19	$1.07	$0.95
Pro Forma Funds From Operations per share (diluted)	$0.40	$0.41	$1.13	$1.29
Adjusted Funds From Operations per share (diluted)	$0.26	$0.25	$0.75	$0.86

AIMCO 3rd Quarter 2010	Page 23

OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store property definition because (1) the property is under redevelopment, (2) the property is not managed by Aimco, and/or (3) Aimco’s ownership in the property is less than 10%.
OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, university housing properties and properties that are not multi-family such as commercial properties or fitness facilities.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; off-site property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco’s consolidated GAAP amounts is provided below and on the following page.
Reconciliation of Proportionate Property NOI Amounts in Supplemental Schedule 1(a) to Proportionate Property NOI Amounts Included in Aimco’s Earnings Release and Supplemental Schedule 6(a)
Third Quarter 2010 Compared to Third Quarter 2009
(in thousands) (unaudited)

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
	Proportionate	Properties Owned	Ownership	Proportionate	Proportionate	Properties Owned	Ownership	Proportionate
	Amount	but Not Managed	Adjustments	Property Amount	Amount	but Not Managed	Adjustments	Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$180,138	$—	$(252)	$179,886	$181,270	$—	$(1,141)	$180,129
Affordable Same Store	30,229	—	—	30,229	29,284	—	33	29,317

Total Same Store	210,367	—	(252)	210,115	210,554	—	(1,108)	209,446
Conventional Redevelopment	12,202	—	—	12,202	11,423	—	—	11,423
Other Conventional	17,251	(1,198)	—	16,053	17,752	(598)	21	17,175
Other Affordable	6,954	(3,466)	—	3,488	5,884	(2,784)	—	3,100

Total rental and other property revenues	246,774	(4,664)	(252)	241,858	245,613	(3,382)	(1,087)	241,144

Property operating expenses
Conventional Same Store	68,312	—	134	68,446	71,756	—	(276)	71,480
Affordable Same Store	13,511	—	—	13,511	13,566	—	11	13,577

Total Same Store	81,823	—	134	81,957	85,322	—	(265)	85,057
Conventional Redevelopment	4,305	—	—	4,305	4,494	—	—	4,494
Other Conventional	8,713	(649)	—	8,064	9,245	(891)	11	8,365
Other Affordable	3,426	(2,054)	—	1,372	3,140	(1,572)	—	1,568

Total property operating expenses	98,267	(2,703)	134	95,698	102,201	(2,463)	(254)	99,484

Property NOI:
Conventional Same Store	111,826	—	(386)	111,440	109,514	—	(865)	108,649
Affordable Same Store	16,718	—	—	16,718	15,718	—	22	15,740

Total Same Store	128,544	—	(386)	128,158	125,232	—	(843)	124,389
Conventional Redevelopment	7,897	—	—	7,897	6,929	—	—	6,929
Other Conventional	8,538	(549)	—	7,989	8,507	293	10	8,810
Other Affordable	3,528	(1,412)	—	2,116	2,744	(1,212)	—	1,532

Net real estate operations	$148,507	$(1,961)	$(386)	$146,160	$143,412	$(919)	$(833)	$141,660

	% Aimco
	3Q 2010 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	76%	-0.1%	-4.2%	2.6%
Affordable Same Store	11%	3.1%	-0.5%	6.2%

Total Same Store	87%	0.3%	-3.6%	3.0%
Conventional Redevelopment	5%	6.8%	-4.2%	14.0%
Other Conventional	6%	-6.5%	-3.6%	-9.3%
Other Affordable	2%	12.5%	-12.5%	38.1%

Net real estate operations	100%	0.3%	-3.8%	3.2%

AIMCO 3rd Quarter 2010	Page 24

Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)

	Three Months Ended June 30, 2010
		Proportionate
		Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Ownership	Proportionate
	Amounts	Partnerships	Interests	Amount	Adjustments	Property Amount
Conventional Same Store:
Rental and other property revenues	$196,465	$—	$(17,465)	$179,000	$(185)	$178,815
Property operating expenses	74,994	—	(6,732)	68,262	180	68,442

Property NOI	$121,471	$—	$(10,733)	$110,738	$(365)	$110,373

AIMCO 3rd Quarter 2010	Page 25

Reconciliation of Proportionate Property NOI Amounts in Supplemental Schedule 1(b) to Proportionate Property NOI Amounts Included in Aimco’s Earnings Release and Supplemental Schedule 6(c)
Nine Months Ended September 30, 2010 Compared to Nine Months Ended September 30, 2009
(in thousands) (unaudited)

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
	Proportionate	Properties Owned	Ownership	Proportionate	Proportionate	Properties Owned	Ownership	Proportionate
	Amount	but Not Managed	Adjustments	Property Amount	Amount	but Not Managed	Adjustments	Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$538,432	$—	$(53,322)	$485,110	$541,467	$—	$(52,379)	$489,088
Affordable Same Store	89,835	—	—	89,835	87,595	—	94	87,689

Total Same Store	628,267	—	(53,322)	574,945	629,062	—	(52,285)	576,777
Conventional Redevelopment	36,540	—	52,701	89,241	32,261	—	51,359	83,620
Other Conventional	52,158	(3,547)	—	48,611	53,763	(4,391)	62	49,434
Other Affordable	18,699	(8,470)	—	10,229	18,070	(8,487)	—	9,583

Total rental and other property revenues	735,664	(12,017)	(621)	723,026	733,156	(12,878)	(864)	719,414

Property operating expenses
Conventional Same Store	209,871	—	(19,121)	190,750	211,239	—	(20,825)	190,414
Affordable Same Store	41,707	—	—	41,707	40,481	—	47	40,528

Total Same Store	251,578	—	(19,121)	232,457	251,720	—	(20,778)	230,942
Conventional Redevelopment	12,632	—	19,559	32,191	13,303	—	20,678	33,981
Other Conventional	27,067	(2,228)	—	24,839	27,104	(2,875)	31	24,260
Other Affordable	9,255	(5,106)	—	4,149	9,236	(4,652)	—	4,584

Total property operating expenses	300,532	(7,334)	438	293,636	301,363	(7,527)	(69)	293,767

Property NOI:
Conventional Same Store	328,561	—	(34,201)	294,360	330,228	—	(31,554)	298,674
Affordable Same Store	48,128	—	—	48,128	47,114	—	47	47,161

Total Same Store	376,689	—	(34,201)	342,488	377,342	—	(31,507)	345,835
Conventional Redevelopment	23,908	—	33,142	57,050	18,958	—	30,681	49,639
Other Conventional	25,091	(1,319)	—	23,772	26,659	(1,516)	31	25,174
Other Affordable	9,444	(3,364)	—	6,080	8,834	(3,835)	—	4,999

Net real estate operations	$435,132	$(4,683)	$(1,059)	$429,390	$431,793	$(5,351)	$(795)	$425,647

	% Aimco
	YTD 2010 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	69%	-0.8%	0.2%	-1.4%
Affordable Same Store	11%	2.4%	2.9%	2.1%

Total Same Store	80%	-0.3%	0.7%	-1.0%
Conventional Redevelopment	13%	6.7%	-5.3%	14.9%
Other Conventional	6%	-1.7%	2.4%	-5.6%
Other Affordable	1%	6.7%	-9.5%	21.6%

Net real estate operations	100%	0.5%	0.0%	0.9%

AIMCO 3rd Quarter 2010	Page 26

Reconciliation of GAAP to Supplemental Schedule 3 Trailing Twelve Month (TTM) Proportionate NOI Amounts
(in thousands) (unaudited)

						Subtract	Add
						Nine Months	Nine Months
						Ended	Ended
						September 30,	September 30,
	Year Ended December 31, 2009				Y2009 to Y2010	2009	2010
					Property Classification,
		Proportionate			Discontinued Operations			TTM
	Consolidated	Share of Unconsolidated	Noncontrolling	Proportionate	and GAAP Consolidation	Proportionate	Proportionate	Proportionate
	Amount	Partnerships	Interests	Amount	Accounting Changes	Amount	Amount	Amount
Rental and other property revenues:
Conventional Same Store properties	$719,977	$—	$(70,473)	$649,504	$70,760	$(541,467)	$538,432	$717,229
Conventional Acquisition properties	2,749	—	—	2,749	(2,749)	—	—	—
Conventional Redevelopment properties	144,010	—	(8,185)	135,825	(91,634)	(32,261)	36,540	48,470
Other Conventional properties	69,996	1,449	(7,719)	63,726	7,311	(53,763)	52,158	69,432
Affordable properties	204,096	9,611	(61,288)	152,419	(11,513)	(105,665)	108,534	143,775

Total rental and other property revenues	1,140,828	11,060	(147,665)	1,004,223	(27,825)	(733,156)	735,664	978,906

Property operating expenses:
Conventional Same Store properties	282,428	—	(29,204)	253,224	27,466	(211,239)	209,871	279,322
Conventional Acquisition properties	952	—	—	952	(952)	—	—	—
Conventional Redevelopment properties	57,789	—	(3,580)	54,209	(36,576)	(13,303)	12,632	16,962
Other Conventional properties	35,246	816	(4,056)	32,006	3,883	(27,104)	27,067	35,852
Affordable properties	101,735	5,884	(33,943)	73,676	(6,569)	(49,717)	50,962	68,352

Total property operating expenses	478,150	6,700	(70,783)	414,067	(12,748)	(301,363)	300,532	400,488

Net operating income:
Conventional Same Store properties	437,549	—	(41,269)	396,280	43,294	(330,228)	328,561	437,907
Conventional Acquisition properties	1,797	—	—	1,797	(1,797)	—	—	—
Conventional Redevelopment properties	86,221	—	(4,605)	81,616	(55,058)	(18,958)	23,908	31,508
Other Conventional properties	34,750	633	(3,663)	31,720	3,428	(26,659)	25,091	33,580
Affordable properties	102,361	3,727	(27,345)	78,743	(4,944)	(55,948)	57,572	75,423

Total rental and other property revenues	$662,678	$4,360	$(76,882)	$590,156	$(15,077)	$(431,793)	$435,132	$578,418

AIMCO 3rd Quarter 2010	Page 27

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio. Redevelopment properties are classified as either Conventional or Affordable. Aimco combines Affordable Redevelopment Properties with Other Affordable Properties for financial reporting purposes within its Supplemental Schedules 1 and 2.
SAME STORE PROPERTIES: Same Store properties are those properties (1) that are managed by Aimco, (2) in which Aimco’s ownership exceeds 10%, and (3) that have reached and maintained a stabilized level of occupancy during the current period and each period for which comparable results are presented. Same Store properties are classified as either Conventional or Affordable and properties classified in the consolidated financial statements as held for sale are not included in Same Store. To ensure comparability between periods, the proportionate Conventional Same Store information shown on Supplemental Schedules 6a through 6c is based on Aimco’s current period ownership.

AIMCO 3rd Quarter 2010	Page 28